CREDIT AGREEMENT

                                     among

                         USI AMERICAN HOLDINGS, INC.,

                              USI FUNDING, INC.,

                            U.S. INDUSTRIES, INC.,

                                VARIOUS BANKS,

                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,


                  as Issuing Bank, Swingline Bank and Agent,

                                      and

                              BA SECURITIES INC.,

                                  as Arranger

                      ----------------------------------

                         Dated as of December 12, 1996

                      ----------------------------------

                           TABLE OF CONTENTS



                                                                   Page



      ARTICLE I.

      DEFINITIONS...................................................  1
      1.01  Defined Terms...........................................  1
      1.02  Other Definitional Provisions........................... 23
      1.03  Accounting Principles................................... 24

      ARTICLE II.

      THE CREDIT FACILITIES......................................... 24
      2.01  Amounts and Terms of Commitments........................ 24
            (a)   The Committed Loans............................... 24
            (b)   The Swingline Loans............................... 24
      2.02  Loan Accounts; Notes.................................... 26
      2.03  Procedure for Committed Borrowing....................... 27
      2.04  Conversion and Continuation Elections for Committed
            Borrowings.............................................. 28
      2.05  Bid Borrowings.......................................... 30
      2.06  Procedure for Bid Borrowings............................ 30
      2.07  Voluntary Reduction and Termination of Commitments...... 35
      2.08  Mandatory Reduction of Loan Commitments................. 35
      2.09  Voluntary Prepayments of Committed Loans................ 36
      2.10  Mandatory Prepayments................................... 37
      2.11  Repayment of Principal.................................. 37
            (a)   The Committed Loans............................... 37
            (b)   The Swingline Loans............................... 37
      2.12  Interest................................................ 38
      2.13  Fees.................................................... 40
            (a)   Facility Fees..................................... 40
            (b)   Other Fees........................................ 40



                                (i)

                                                                   Page

      2.14  Computation of Fees and Interest........................ 41
      2.15  Payments by the Borrowers............................... 41
      2.16  Payments by the Banks to the Agent...................... 42
      2.17  Sharing of Payments, etc................................ 43
      2.18  Guaranty................................................ 44
      2.19  Termination Date Extensions............................. 44

      ARTICLE III.

      THE LETTERS OF CREDIT......................................... 45
      3.01  The Letter of Credit Subfacility........................ 45
      3.02  Issuance, Amendment and Renewal of Letters of Credit.... 46
      3.03  Participations, Drawings and Reimbursements............. 48
      3.04  Repayment of Participations............................. 50
      3.05  Role of the Issuing Bank................................ 50
      3.06  Obligations Absolute.................................... 51
      3.07  Cash Collateral Pledge.................................. 52
      3.08  Letter of Credit Fees................................... 53
      3.09  Uniform Customs and Practice............................ 53

      ARTICLE IV.

      TAXES, YIELD PROTECTION AND ILLEGALITY........................ 53
      4.01  Taxes................................................... 53
      4.02  Illegality.............................................. 58
      4.03  Increased Costs and Reduction of Return................. 59
      4.04  Funding Losses.......................................... 60
      4.05  Inability to Determine Rates............................ 61
      4.06  Reserves on Eurodollar Committed Loans or IBOR Loans.... 61
      4.07  Certificates of Banks................................... 62
      4.08  Change of Lending Office, Replacement Bank.............. 62
      4.09  Survival................................................ 63

      ARTICLE V.

      CONDITIONS PRECEDENT.......................................... 63
      5.01  Conditions to the Effective Date........................ 63
            (a)  Credit Agreement................................... 63
            (b)  Resolutions; Incumbency............................ 63



                                (ii)

                                                                   Page

            (c)  Bring-down Certificate............................. 64
            (d)  Legal Opinions..................................... 64
            (e)  Payment of Fees and Expenses....................... 64
            (f)  Certificates....................................... 64
            (g)   Senior Notes...................................... 64
            (h)  Existing Credit Agreement; etc..................... 65
            (i)  Other Documents.................................... 65
      5.02  Conditions to all Borrowings and the Issuance of any Letters of
            Credit.................................................. 65
            (a)  Notice............................................. 65
            (b)  Continuation of Representations and Warranties..... 65
            (c)  No Existing Default................................ 65
            (d)  No Material Adverse Effect......................... 66

      ARTICLE VI.

      REPRESENTATIONS AND WARRANTIES................................ 66
      6.01  Corporate Existence and Power........................... 66
      6.02  Corporate Authorization; No Contravention............... 66
      6.03  Governmental Authorization.............................. 67
      6.04  Binding Effect.......................................... 67
      6.05  Litigation.............................................. 67
      6.06  No Default.............................................. 68
      6.07  ERISA Compliance........................................ 68
      6.08  Use of Proceeds; Margin Regulations..................... 69
      6.09  Title to Properties..................................... 69
      6.10  Taxes................................................... 69
      6.11  Financial Statements.................................... 69
      6.12  Securities Law, etc.; Compliance........................ 69
      6.13  Governmental Regulation................................. 70
      6.14  Accuracy of Information................................. 70
      6.15  Hazardous Materials..................................... 70
      6.16  Senior Notes............................................ 70

      ARTICLE VII.

      AFFIRMATIVE COVENANTS......................................... 71
      7.01  Financial Statements.................................... 71
      7.02  Certificates; Other Information......................... 72



                                (iii)

                                                                   Page

      7.03  Notices................................................. 72
      7.04  Maintenance of Corporate Existence, etc................. 73
      7.05  Foreign Qualification, etc.............................. 73
      7.06  Payment of Taxes, etc................................... 73
      7.07  Maintenance of Property; Insurance...................... 74
      7.08  Compliance with Laws, etc............................... 74
      7.09  Books and Records....................................... 74
      7.10  Use of Proceeds......................................... 74
      7.11  End of Fiscal Years; Fiscal Quarters.................... 74

      ARTICLE VIII.

      NEGATIVE COVENANTS............................................ 75
      8.01  Limitation on Liens..................................... 75
      8.02  Disposition of Assets................................... 76
      8.03  Consolidations, Merger, etc............................. 77
      8.04  Limitation on Indebtedness.............................. 78
      8.05  Transactions with Affiliates............................ 79
      8.06  Use of Credits; Compliance With Margin Regulations...... 79
      8.07  Preferred Stock......................................... 79
      8.08  Demerger Transaction Documents.......................... 80
      8.09  Environmental Liabilities............................... 80
      8.10  Financial Covenants.
            (a)   Consolidated Leverage Ratio....................... 80
            (b)   Maximum Total Funded Debt......................... 80
      8.11  Special Covenants of the Parent......................... 80

      ARTICLE IX.

      EVENTS OF DEFAULT............................................. 81
      9.01  Event of Default........................................ 81
            (a)   Non-Payment....................................... 81
            (b)   Representation or Warranty........................ 81
            (c)   Specific Defaults................................. 81
            (d)   Other Defaults.................................... 81
            (e)   Cross-Default..................................... 82
            (f)   Insolvency; Voluntary Proceedings................. 82
            (g)   Involuntary Proceedings........................... 82



                                (iv)

                                                                   Page

            (h)   ERISA............................................. 83
            (i)   Judgments......................................... 83
            (j)   Change of Control................................. 83
            (k)   Guaranty.......................................... 83
            (l)   Tax Status........................................ 83
      9.02  Remedies................................................ 84
      9.03  Rights Not Exclusive.................................... 84

      ARTICLE X.

      THE GUARANTY.................................................. 85
      10.01  Guaranty from the Guarantor Parties.................... 85

      ARTICLE XI.

      THE AGENT, THE ISSUING BANK AND THE ARRANGER.................. 89
      11.01  Appointment and Authorization.......................... 89
      11.02  Delegation of Duties................................... 89
      11.03  Liability of Agent..................................... 90
      11.04  Reliance by Agent...................................... 90
      11.05  Notice of Default...................................... 91
      11.06  Credit Decision........................................ 91
      11.07  Indemnification........................................ 92
      11.08  Agent in Individual Capacity........................... 93
      11.09  Successor Agent........................................ 93
      11.10  The Arranger........................................... 93
      11.11  Co-Agents; Managing Agents............................. 93

ARTICLE XII.

      MISCELLANEOUS................................................. 94
      12.01  Amendments and Waivers................................. 94
      12.02  Notices................................................ 95
      12.03  No Waiver; Cumulative Remedies......................... 96
      12.04  Costs and Expenses..................................... 96
      12.05  Indemnity.............................................. 97
      12.06  Successors and Assigns................................. 98
      12.07  Assignments, Participations, etc....................... 98
      12.08  Confidentiality........................................100



                                (v)

      12.09  Set-off................................................101
      12.10  Notification of Addresses, Lending Offices, etc........101
      12.11  Counterparts...........................................101
      12.12  Severability...........................................101
      12.13  No Third Parties Benefited.............................101
      12.14  Governing Law and Jurisdiction.........................102
      12.15  Waiver of Jury Trial...................................102


SCHEDULE 1.01(a)        Lending Offices
SCHEDULE 1.01(b)        Commitments
SCHEDULE 3.01(b)        Existing Letters of Credit
SCHEDULE 6.15           Environmental Matters
SCHEDULE 8.04(a)        Existing Indebtedness

EXHIBIT A               Form of Notice of Borrowing
EXHIBIT B               Form of Notice of Conversion/Continuation
EXHIBIT C               Form of Competitive Bid Request
EXHIBIT D               Form of Competitive Bid
EXHIBIT E               Form of Leverage Ratio Certificate
EXHIBIT F               Form of Davis Polk & Wardwell Opinion
EXHIBIT G               Form of George MacLean, Esq. Opinion
EXHIBIT H               Form of White & Case Opinion
EXHIBIT I               Form of Compliance Certificate
EXHIBIT J               Form of Assignment and Acceptance



                                (vi)

                                CREDIT AGREEMENT


        CREDIT AGREEMENT dated as of December 12, 1996 among USI AMERICAN HOLDINGS, INC., a Delaware corporation (the "Company"), USI FUNDING, INC. a Delaware corporation ("USI Funding" and together with the Company, each a "Borrower" and, collectively, the "Borrowers"), U.S. INDUSTRIES, INC. (the "Parent"), the several financial institutions from time to time party to this Agreement (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and BA SECURITIES, INC., as Arranger.


                              W I T N E S S E T H :


        WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the respective credit facilities provided for herein;


        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

        1.01 Defined Terms. As used in this Agreement, the capitalized terms in the preamble and the recitals hereto shall have the meanings therein given them, and the following words and terms shall have the meanings specified below:

        "Absolute Rate" has the meaning specified in subsection 2.06(c)(ii)(D).

        "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

        "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

        "Adjusted EBITDA" means, for any Measurement Period, EBITDA for such period, adjusted, on a pro forma basis, to reflect the financial effects of any Asset Sales and/or asset acquisitions made by the Company or its Subsidiaries during such period as if such Asset Sales and/or asset acquisitions, as the case may be, occurred on the first day of such period.

        "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the capital stock, of or equity interests in, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" means Bank of America in its capacity as agent for the Banks hereunder, and any successor agent.

        "Agent-Related Persons" has the meaning specified in Section 11.03.

        "Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 12.02.

        "Aggregate Commitment" means the combined Commitments of the Banks, in the initial amount of $750,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

        "Agreement" means this Credit Agreement as from time to time amended, modified or supplemented.

        "Applicable Margin" means the margin to be added to the Base Rate, IBOR or LIBOR, as the case may be, in accordance with Section 2.12(a).

        "Arranger" has the meaning specified in the preamble hereto.

        "Asset Sale" means the direct or indirect sale, lease, transfer, conveyance or other disposition (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions), in a single transaction or a series of transactions, by the Company or any of its Subsidiaries to any Person (other than the Company or any of its Wholly-Owned Subsidiaries) of any property of the Company or any of its Subsidiaries, other than (i) assets disposed of in the ordinary course of business and (ii) inventory, real property or equipment no longer used or useful in the business of the Company or any of its

Subsidiaries provided (A) in any event that "Asset Sale" shall include dispositions of (x) principal divisions or lines of business of any Person or capital stock of any Subsidiary of such Person or (y) Investments held on the Effective Date in Ground Round Restaurants, Inc. and (B) the fair market value of Asset Sales arising from any Receivables Sale shall be the Receivables Sale Amount with respect to such Receivables Sale.

        "Assignee" has the meaning specified in Section 12.07(a).

        "Assignment and Acceptance" has the meaning specified in Section
12.07(a).

        "Attorney Costs" means and includes all reasonable documented fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

        "Bank Affiliate" means a Person engaged primarily in the business of commercial banking that is an Affiliate of a Bank.

        "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, in its individual capacity.

        "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss. 101, et seq.).

        "Banks" has the meaning specified in the preamble hereto.

        "Base Rate" means, for any day, the higher of (a) the Reference Rate or
(b) the Federal Funds Rate plus 1/2%, in each case as in effect for such day.

        "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.

        "Base Rate Loan" means any Base Rate Committed Loan, or a Swingline Loan that bears an interest rate based on the Base Rate.

        "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to a Borrower on the same day by one or more Banks.

        "Bid Loan" means a Loan by a Bank to a Borrower under Section 2.05, which may be a Eurodollar Bid Loan or an Absolute Rate Bid Loan.

        "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making such Bid Loan to a Borrower.

        "Borrower" has the meaning specified in the preamble hereto.

        "Borrowing" means a borrowing hereunder consisting of one or more Loans made to a Borrower on the same Borrowing Date by the Banks or the Swingline Bank pursuant to Section 2.01, and may be a Swingline Borrowing, a Committed Borrowing or a Bid Borrowing.

        "Borrowing Date" means, in relation to any Loan, the date of the borrowing of such Loan as specified in the relevant Notice of Borrowing for a Committed Borrowing or Competitive Bid Request or request for a Swingline Loan.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco or New York City are authorized or required by law to close and, if such term is used in relation to any Eurodollar Loan or IBOR Loan or the Interest Period therefor, any such day on which dealings are carried on by and between banks in Dollar deposits in the applicable interbank market.

        "Capital" shall mean, at any time, the sum of (x) Total Funded Debt and
(y) Net Worth at such time.

        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any bank or of any corporation controlling a bank.

        "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations".

        "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

        "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings. The relevant Borrower hereby grants to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be invested in Cash Equivalents of a tenor satisfactory to the Agent and as instructed by such Borrower, which Cash Equivalents shall be held in the name of such Borrower and under the control of the Agent in a manner satisfactory to the Agent.

        "Cash Equivalents" means any or all of the following: (i) obligations of, or guaranteed as to interest and principal by, the United States Government maturing within one year after the date on which such obligations are purchased;
(ii) open market commercial paper of any corporation (other than the Parent, the Company or any of its Subsidiaries) incorporated under the laws of the United States or any State thereof or the District of Columbia rated P-1 or its equivalent by Moody's or A-1 or its equivalent or higher by S&P; (iii) time deposits or certificates of deposit maturing within one year after the issuance thereof issued by commercial banks organized under the laws of any country which is a member of the OECD and having a combined capital and surplus in excess of $250,000,000 or which is a Bank; (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii); and (v) money market funds investing only in investments described in clauses (i) through
(iv).

        "Change of Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of (i) more than 25% of the outstanding voting shares of the Parent or (ii) 20% or more of the outstanding voting shares of the Parent if, following such acquisition, the board of directors of the Parent shall cease to consist of a majority of Continuing Directors, (b) the Company shall cease to be a Wholly-Owned Subsidiary of the Parent, (c) USI Funding shall cease to be a direct or indirect Wholly-Owned Subsidiary of the Company or (d) the occurrence of a Senior Note Change of Control.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

        "Commitment" means, for each Bank, the amount set forth opposite such Bank's name under the caption "Commitment" on Schedule 1.01(b), as such amount may be reduced from time to time pursuant to the provisions hereof.

        "Commitment Percentage" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Commitments of all the Banks, provided that if the Commitments have been terminated in full, the "Commitment Percentage" of each Bank shall be determined by dividing such Bank's Commitment immediately prior to such termination by all the Banks' Commitments immediately prior to such termination.

        "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective pro rata shares and, in the case of Eurodollar Committed Loans, having the same Interest Periods.

        "Committed Loan" means a Loan by a Bank to any Borrower under Section 2.01(a), and may be a Eurodollar Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).

        "Company" has the meaning specified in the preamble hereto.

        "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.06(b).

        "Competitive Bid Request" has the meaning provided in Section 2.06(a).

        "Compliance Certificate" means the compliance certificate in substantially the form of Exhibit I, to be executed by a Responsible Officer of the Company and delivered pursuant to Section 7.02(a).

        "Consolidated Leverage Ratio" means, as at the end of any Measurement Period, the ratio of:

        (a) Total Funded Debt on the last day of such period

            to

        (b) Adjusted EBITDA for such period.

        "Consolidated Net Tangible Assets" means, at any date, the total amount of assets appearing on the most recent consolidated balance sheet of the Parent and its Subsidiaries, prepared in accordance with generally accepted accounting principles, less (i) all current liabilities (due within one year) as shown on such balance sheet (excluding current maturities of long term indebtedness and intercompany items), (ii) applicable depreciation, amortization and other valuation reserves not already reflected in such total amount of assets and
(iii) Intangible Assets and liabilities relating thereto. As used in the previous sentence, the term "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (a) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles and (b) unamortized debt discount and expense, less unamortized premium.

        "Continuation Date" means any date on which a Borrower elects to continue a Eurodollar Committed Loan as a Eurodollar Committed Loan for a further Interest Period in accordance with the provisions of Section 2.04.

        "Continuing Directors" means the directors of the Company on the Effective Date and each other director, if such director's nomination for election to the board of directors of the Company is recommended by a majority of the then Continuing Directors.

        "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

        "Conversion Date" means any date on which a Borrower elects to convert a Base Rate Committed Loan to a Eurodollar Committed Loan, or a Eurodollar Committed Loan to a Base Rate Committed Loan, in each case in accordance with the provisions of Section 2.04.

        "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

        "Demerger Transaction Documents" means each of the agreements and documents entered into between the Parent and/or any of its Subsidiaries and Hanson and/or any of its Subsidiaries on or about May 31, 1995 in connection with the demerger of the Parent from Hanson.

        "Disbursement Date" has the meaning specified in Section 3.03(b).

        "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders as such or made any other distribution, payment or delivery of property or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock).

        "Dollars" and "$" each mean lawful money of the United States.

        "Domestic Lending Office" shall have the meaning provided in the definition of "Lending Office".

        "EBITDA" means, for any Measurement Period:

             (i)  the sum for such period of

                        (a)   Net Income;

                        (b) Net Interest Expense to the extent deducted in determining such Net Income;

                        (c) all taxes on or measured by income to the extent deducted in determining such Net Income;

                        (d) all charges in respect of foreign currency translations; and

                        (e) the aggregate amount of depreciation expense,
                  amortization expense and other similar non-cash charges (including, without limitation, losses due to equity investments) to the extent deducted in determining such Net Income;

           minus

            (ii) for any period, the aggregate non-cash gains for such period from equity investments to the extent added in determining Net Income for such period;

provided, however, that for purposes of this definition, Net Income shall be computed without giving effect to (x) non-cash effects of changes to GAAP after the Effective Date and (y) extraordinary losses or extraordinary gains or gains or losses arising from Asset Sales.

            "Effective Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived in accordance with this Agreement.

            "Eligible Assignee" means and includes a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933).

            "Environmental Claims" means all actions, suits, proceedings or claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by any Borrower, or (b) any other circumstances forming the reasonable basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Law" has the meaning specified in the definition of "Hazardous Material".

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Parent, the Company or any of their respective Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) for purposes of provisions relating to Sections 412, 414(t)(2) and 4971 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan or a Multiemployer Plan which could reasonably be expected to result in a material liability to the Parent and/or the Company; (b) a withdrawal by the Parent, the Company or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent, the Company or any ERISA Affiliate from a Multiemployer Plan which could reasonably be expected to result in a material liability to the Parent and/or the Company or notification that a Multiemployer Plan is insolvent or in reorganization; (d) the filing of a notice of intent to terminate other than a standard termination pursuant to Section 4041(b) of ERISA where such standard termination or the process of affecting such standard termination will not result in a material liability to the Parent, the Company or an ERISA Affiliate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by the Parent, the Company or any ERISA Affiliate to make required contributions to a Pension Plan, Multiemployer Plan or other Plan subject to Section 412 of the Code; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any material liability under Title

IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

            "Eurodollar Auction" means a solicitation of Competitive Bids setting forth a Eurodollar Bid Margin pursuant to Section 2.06.

            "Eurodollar Bid Loan" means any Bid Loan that bears interest at a rate based on LIBOR.

            "Eurodollar Bid Margin" has the meaning specified in subsection 2.06(c)(ii)(C).

            "Eurodollar Committed Loan" means a Committed Loan that bears interest based on LIBOR.

            "Eurodollar Lending Office" shall have the meaning provided in the definition of "Lending Office".

            "Eurodollar Loan" means any Eurodollar Bid Loan or any Eurodollar Committed Loan.

            "Event of Default" means any of the events or circumstances specified in Section 9.01.

            "Existing Credit Agreement" shall mean the Credit Agreement, dated as of May 12, 1995, and amended and restated as of December 21, 1995, among the Company, USI Funding, the Parent, the several financial institutions party thereto, Bank of America Illinois, as Issuing Bank and Swingline Bank, Bank of America National Trust and Savings Association, as Agent, and BA Securities, Inc., as Arranger, as amended, modified or supplemented through the Effective Date.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Form 4224" has the meaning specified in Section 4.01(f).

            "Form 1001" has the meaning specified in Section 4.01(f).

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Obligations" means (i) with respect to the Parent as a Guarantor Party, all Obligations of the Borrowers under this Agreement and the other Loan Documents, and (ii) with respect to the Company as a Guarantor Party, all Obligations of USI Funding under this Agreement and the other Loan Documents.

            "Guaranteed Party" means (i) with respect to the Parent as a Guarantor Party, the Borrowers, and (ii) with respect to the Company as a Guarantor Party, USI Funding.

            "Guarantor Party" means, with respect to its obligations under
Article X of this Agreement, each of the Parent and the Company.

            "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor; (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case, including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (or if less, the stated or determinable amount of such Guaranty Obligation) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

            "Hanson" means Hanson PLC, a public limited company incorporated in England and Wales.

            "Hazardous Material" means and includes (a) any asbestos, urea-formaldehyde, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins, (b) crude oil, any fraction thereof, and any petroleum product, (c) any natural gas, natural gas liquids, liquefied natural gas or other natural gas product or synthetic gas, and (d) any hazardous or toxic waste, substance or material or pollutant or contaminant defined as such in (or for purposes of) or that may result in the imposition of liability under any "Environmental Law", defined as the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund", or any other applicable Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree, as now or at any time hereafter in effect, regulating, relating to, or imposing liability concerning the environment, the impact of the environment on human health, or any hazardous or toxic waste, substance or material or pollutant or contaminant.

            "HMH" means HM Holdings Inc., a Delaware corporation.

            "IBOR" means for each Interest Period for a Swingline Loan the rate of interest per annum at which Dollar deposits in the approximate amount of such Swingline Loan and having a maturity comparable to such Interest Period would be offered by Bank of America to major banks in the offshore dollar interbank market upon request of such banks at the time such request is received by the Agent on the first day of such Interest Period.

            "IBOR Loan" means a Swingline Loan that bears interest based on IBOR.

            "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than (i) trade payables entered into in the ordinary course of business pursuant to ordinary terms and (ii) ordinary course purchase price adjustments); (c) all reimbursement or payment obligations with respect to letters of credit or non-contingent reimbursement or payment obligations with respect to bankers' acceptances, surety bonds and similar documents; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement or sales of accounts receivable, in any such case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);
(f) all Capital Lease Obligations; (g) all net obligations with respect to Interest Rate Protection Agreements; (h) all indebtedness referred to in clauses
(a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of obligations of the kinds referred to in clauses (a) through (g) above.

            "Indemnification Agreement" means each of the Indemnification Agreements executed and delivered by the parties thereto substantially in the form attached to the related Demerger Transaction Documents.

            "Indemnified Liabilities" shall have the meaning provided in Section 12.05.

            "Indemnified Person" shall have the meaning provided in Section
12.05.

            "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally; in each case undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

            "Interest Payment Date" means, (a) with respect to any Base Rate Committed Loan or Swingline Loan, the fifteenth day of the last calendar month of each calendar quarter and the Termination Date, (b) with respect to any Eurodollar Committed Loan, the last day of each Interest Period applicable to such Eurodollar Committed Loan and the date such Eurodollar Committed Loan is repaid or prepaid; provided, however, that if any Interest Period for any Eurodollar Committed Loan exceeds three months, then also the date which falls three months after the beginning of such Interest Period and, if applicable, at three month intervals thereafter shall also be an "Interest Payment Date" and
(c) with respect to any Bid Loan, the last day of the applicable Interest Period and such intervening dates prior to the maturity thereof as may be specified by the relevant Borrower and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid.

            "Interest Period" means, (a) in relation to any Eurodollar Loan, the period commencing on the applicable Borrowing Date or (in the case of any Eurodollar Committed Loan) any Conversion Date or Continuation Date with respect thereto and ending on the date one, two, three or six months (and, in the case of Eurodollar Bid Loans, four or five months) thereafter (or, in the case of Eurodollar Committed Loans, if the applicable Borrowing Date, Conversion Date or Continuation Date occurs prior to December 12, 1997, such period consisting of less than one month as the relevant Borrower may select (a "Non-Standard Interest Period")), as selected or deemed selected by the relevant Borrower in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request; (b) in relation to any IBOR Loan, the period commencing on the Borrowing Date with respect thereto and ending on the date one, two or three weeks thereafter as selected by the relevant Borrower in its request for IBOR Loans; and (c) as to any Absolute Rate Bid Loan, a period of not less than 14 days and not more than 365 days as selected by the Borrower in the applicable Competitive Bid Request; provided that:

            (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months (or in the case of IBOR Loans, shall end on the day that is one, two or three weeks after the Borrowing Date with respect thereto), as the case may be, after the calendar month in which such Interest Period began;

          (iii) no Interest Period for any Loan shall extend beyond the Termination Date; and

           (iv) the Borrowers shall select, in the aggregate, no more than ten NonStandard Interest Periods.

            "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar arrangement entered into to hedge interest rate risk (and not for speculative purposes).

            "Issuing Bank" means Bank of America National Trust and Savings Association or any Affiliate thereof in its capacity as issuer of one or more Letters of Credit hereunder.

            "Lending Office" means, with respect to any Bank, the office or offices of such Bank specified as its "Lending Office", "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 1.01(a) hereto, or such other office or offices of the Bank as it may from time to time notify the Company and the Agent.

            "Letter of Credit" means any letter of credit issued by the Issuing Bank pursuant to Article III.

            "Letter of Credit Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use by the Issuing Bank, as the Issuing Bank shall request.

            "Letter of Credit Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

            "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the Disbursement Date when made nor converted into a Committed Borrowing under Section 3.03(b).

            "Letter of Credit Commitment" means the commitment of the Issuing Bank to issue Letters of Credit, the Letter of Credit Obligations in respect thereof not to exceed in aggregate amount on any date the lesser of (i) the Aggregate Commitment on such date and (ii) $50,000,000.

            "Letter of Credit Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all outstanding Letter of Credit Borrowings.

            "Letter of Credit Related Documents" means the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

            "Leverage Ratio Certificate" means a certificate duly executed by a Responsible Officer of the Company, substantially in the form of Exhibit E (with such changes thereto as may be agreed upon from time to time by the Agent and the Company), and including therein, among other things, calculations supporting the information contained therein.

            "LIBOR" means, for each Interest Period for Eurodollar Loans comprising the same Borrowing, the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest whole multiple of 1/16%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate at which Dollar deposits for such Interest Period and in an amount approximately equal to the amount of the Eurodollar Loan of such Reference Bank during such Interest Period, or in the case of a Non-Standard Interest Period, in an amount approximately equal to the higher of (x) the amount of the Eurodollar Loan of such Reference Bank during a one-month Interest Period and (y) the amount of the Eurodollar Loan of such Reference Bank during a one-week Interest Period, would be offered by its Eurodollar Lending Office to major banks in the London interbank market at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

            "Lien" means any interest in any real or personal property or fixture which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise, including the retained security title of a conditional vendor or lessor.

            "Loan" means an extension of credit by a Bank to a Borrower pursuant to Article II and shall include Committed Loans, Bid Loans and Swingline Loans.

            "Loan Documents" means this Agreement (including the guaranty set forth in Article X) and all other agreements, instruments, certificates or other documents evidencing the Loans, Letter of Credit Borrowings or the other obligations of the Parent or any Borrower hereunder.

             "Majority Banks" means at any time Banks holding more than 50% of the then Aggregate Commitment, provided that if the Commitments shall have been terminated in full, "Majority Banks" shall mean Banks holding (including as a result of participations pursuant to Sections 2.01(b)(iv) and 3.03(a) and (d)) more than 50% of the then aggregate unpaid amount of the Total Exposure.

            "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

            "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a material adverse effect on the operations, business, assets, properties, condition (financial or otherwise) or prospects of (i) the Parent and its Subsidiaries taken as a whole or (ii) the Company and its Subsidiaries taken as a whole.

            "Material Subsidiary" of a Person shall mean any Subsidiary representing 5% or more of the consolidated gross assets of such Person, as shown on the most recently prepared audited consolidated financial statements of such Person and its consolidated Subsidiaries. Solely for purposes of determining whether a Subsidiary represents 5% or more of such consolidated gross assets, such Subsidiary shall be deemed to own the consolidated gross assets of its Subsidiaries in which it owns, directly or indirectly, at least 51% of the combined voting power of its then outstanding securities entitled to vote generally in the election of directors.

            "Measurement Period" means any period of four consecutive fiscal quarters of the Company.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which the Parent, the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "Negotiated Rate" means an interest rate agreed upon by the relevant Borrower and the Swingline Bank for a negotiated interest period.

            "Negotiated Rate Loan" means a Swingline Loan that bears interest at the Negotiated Rate for an interest period (not to exceed 30 days) to be agreed upon by the relevant Borrower and the Swingline Bank.

            "Net Income" means, for any Measurement Period, the net income (or net loss) of the Company and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

            "Net Interest Expense" means, for any Measurement Period:

            (a) the aggregate amount of interest expense of the Company and its consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP:

            less

            (b)   the sum for such period of:

          (i) the aggregate interest income of the Company and its consolidated Subsidiaries, as determined in accordance with GAAP; and

          (ii) the amortization of all fees (including, other than in connection with a calculation of the Consolidated Leverage Ratio, upfront costs and expenses under Interest Rate Protection Agreements fairly allocated to such Interest Rate Protection Agreements as expenses for such period) payable in connection with the incurrence of Indebtedness to the extent included in interest expense.

            "Net Worth" means, at any time, all amounts which, in accordance with GAAP, would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries, without giving effect to (i) foreign currency translations and (ii) non-cash effects resulting from changes in GAAP after the Effective Date.

            "Non-Standard Interest Period" has the meaning specified in the definition of "Interest Period".

            "Notice of Borrowing" means a notice given by the relevant Borrower to the Agent pursuant to Section 2.03(a), in substantially the form of Exhibit A.

            "Notice of Conversion/Continuation" means a notice given by the relevant Borrower to the Agent pursuant to Section 2.04(b), in substantially the form of Exhibit B.

            "Obligations" means all Loans, Letter of Credit Borrowings and other indebtedness, advances, debts, liabilities, obligations, expenses (including, without limitation, Attorney Costs), covenants and duties, of any kind or nature, owing by the Parent or any Borrower to any Bank (or any Bank Affiliate (or any Affiliate of such Bank engaged in capital market transactions generally)), the Agent, the Issuing Bank or the Swingline Bank in connection with (a) this Agreement, or (b) any other Loan Document, or in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and however acquired (including those acquired by assignment) or arising and whether or not for the payment of money or evidenced by any note, guarantee or other instrument.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Originating Bank" has the meaning provided in Section 12.07(d).

            "Other Taxes" has the meaning specified in Section 4.01(b).

            "Parent" has the meaning specified in the preamble hereto.

            "Participant" has the meaning specified in Section 12.07(d).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent, the Company or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

            "Permitted Liens" has the meaning provided in Section 8.01.

            "Person" means any natural person, corporation, firm, trust, partnership, business trust, association, government, governmental agency or authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Parent, the Company or any ERISA Affiliate sponsors or maintains or to which the Parent, the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan or Multiemployer Plan.

            "Qualified Preferred Stock" means any pay-in-kind preferred stock of the Parent, or any other preferred stock of the Parent which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the Termination Date then in effect.

            "Receivables Sale" means any Asset Sale consisting of the sale of accounts or notes receivable and associated assets, other than any such sale in bulk as part of a sale or other disposition of all or substantially all of the assets or stock of any Person or of any principal division or lines of business of any Person.

            "Receivables Sale Amount" means in the case of a single sale of receivables, the cash proceeds received by the transferor, and, in the case of a revolving receivables sales facility, the cash proceeds received by the seller representing incremental new funding in excess of any previous level of funding made available under such facility, net of repay-ments of Indebtedness or repurchases under, or proceeds otherwise required to refinance, any previous receivables sales facility.

            "Reference Banks" means Bank of America, The Chase Manhattan Bank and Citibank, N.A.

            "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco as its "reference rate". It is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Replaced Bank" has the meaning specified in Section 4.08(b).

            "Replacement Bank" has the meaning specified in Section 4.08(b).

            "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Requested Extension Effective Date" has the meaning specified in
Section 2.19.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" means, for the Parent, the Company or any Subsidiary thereof, its chief executive officer, its president, any vice-president, its chief financial officer, controller, vice president-finance, treasurer or assistant treasurer, or any other officer having substantially the same authority and responsibility.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

            "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended pur-chase contract, conditional sales or other title retention agreement, the same or similar property.

            "Scheduled Commitment Reduction Date" has the meaning provided in
Section 2.08(c).

            "Secured Obligations" shall have the meaning provided in Section 8.01(l).

            "Security Instrument" means any security agreement, chattel mortgage, assignment, pledge agreement, financing or similar statement or notice, continuation statement, other agreement or instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any security interest.

            "Senior Note Change of Control" shall mean a "Change of Control" under, and as defined in, the Senior Notes Indenture.

            "Senior Notes" mean the Senior Notes, issued by the Company, as in effect on the Effective Date and after giving effect to any changes, amendments or supplements thereto (and shall include any Senior Notes into which the Senior Notes are exchanged pursuant to the Senior Notes Documents).

            "Senior Notes Documents" shall mean and include each of the Senior Notes, the Senior Notes Indenture and all securities purchase agreements and other documents and agreements related thereto, as in effect on the Effective Date and after giving effect to any changes, amendments or supplements thereto.

            "Senior Notes Indenture" shall mean the Indenture dated on or about the Effective Date, between the Company and a trustee satisfactory to the Agent, as in effect on the Effective Date and after giving effect to any changes, amendments or supplements thereto.

            "Subscription Agreement" means the Subscription Agreement, substantially in the form delivered to the Agent prior to the Effective Date.

            "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of the Person, or a combination thereof; provided that if Jade Technologies Inc. ("Jade") shall issue shares in a public offering, selling at least 10% of its shares, Jade and each of its Subsidiaries shall not be deemed to be a Subsidiary of the Company or the Parent for purposes of Article VI and
Section 8.01, 8.02, 8.03, 8.04, 8.05, 8.07, 8.09, 9.01(e), 9.01(f), 9.01(g) and
9.01(i).

            "Swingline Amount" means an aggregate amount of $50,000,000.

            "Swingline Bank" means Bank of America National Trust and Savings Association.

            "Swingline Borrowing" means a Borrowing of a Swingline Loan hereunder on any Borrowing Date.

            "Swingline Loan" means a Loan by the Swingline Bank to any Borrower pursuant to Section 2.01(b).

            "Taxes" has the meaning provided in Section 4.01(a).

            "Termination Date" means the earlier to occur of: (a) December 12, 2001, as same may be extended pursuant to Section 2.19; and (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

            "Total Exposure" means the sum of all outstanding Loans and Letter of Credit Obligations.

            "Total Funded Debt" means (a) all Loans and Letter of Credit Borrowings and (b) all other Indebtedness for borrowed money of the Company and its Subsidiaries (including the current portion of all such Indebtedness).

            "Transferee" has the meaning specified in Section 12.08.

            "Type" has the meaning specified in the definition of "Committed Loan".

            "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.

            "USI Funding" has the meaning specified in the preamble hereto.

            "Wholly-Owned Subsidiary" means, as to any Person, (i) any corporation 100% of whose capital stock (other than director's or other qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            1.02  Other Definitional Provisions.

            (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

            (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

            (c)   Certain Common Terms.

                    (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                   (ii) The terms "including" or "include" are not limiting and mean "including without limitation" or "include without limitation".

            (d) Performance; Time. Subject to the definition of the term "Interest Period" in Section 1.01, whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

            (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

            (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statute or regulation.

            1.03 Accounting Principles. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted in accordance with GAAP. Unless the context otherwise clearly requires, all financial computations required under this Agreement shall be made in accordance with GAAP; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article VIII or the definition of any term used therein to eliminate the effect of any change in GAAP occurring after the Effective Date or the operation of such covenant (or if the Agent notifies the Company that the Majority Banks wish to amend Article VIII or any such definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Company and the Majority Banks.


                                   ARTICLE II.

                              THE CREDIT FACILITIES

            2.01  Amounts and Terms of Commitments.

            (a) The Committed Loans. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Committed Loans to any Borrower from time to time on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Bank's Commitment; provided, however, that, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Committed Loans together with (x) the aggregate principal amount of all outstanding Swingline Loans, plus (y) the aggregate principal amount of all outstanding Bid Loans, plus (z) all outstanding Letter of Credit Obligations, shall not exceed the Aggregate Commitment. Within such limits, and subject to the other terms and conditions hereof, each Borrower may borrow Committed Loans under this Section 2.01(a), prepay pursuant to Section 2.09 or 2.10(a) and reborrow pursuant to this Section 2.01(a).

            (b) The Swingline Loans. (i) The Swingline Bank agrees, on the terms and conditions hereinafter set forth, to make Swingline Loans to any Borrower on any Business Day during the period from the Effective Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the Swingline

      Amount (provided, however, that on the Effective Date the Swingline Bank shall be permitted to make a Swingline Loan up to an amount equal to the Aggregate Commitment provided that any Interest Period related thereto shall not exceed one week); provided further, however, that after giving effect to any Swingline Borrowing, the aggregate principal amount of all outstanding Swingline Loans together with (x) the aggregate principal amount of all outstanding Committed Loans, plus (y) the aggregate principal amount of all outstanding Bid Loans, plus (z) all outstanding Letter of Credit Obligations, shall not exceed the Aggregate Commitment. Within such limits, and subject to the other terms and conditions hereof, each Borrower may borrow Swingline Loans under this Section 2.01(b), repay pursuant to Section 2.11(b) or prepay pursuant to Section 2.09 or 2.10(a) and reborrow pursuant to this Section 2.01(b).

            (ii) The Swingline Bank shall not be responsible for or liable to any Bank for determining whether (A) any representation or warranty of any Borrower in connection with any request for a Swingline Loan is correct or
      (B) any Default or Event of Default exists or would result from the making of any such Swingline Loan; provided, however, that the Swingline Bank shall not make any Swingline Loan after receiving a written notice from any Borrower or any Bank stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice from the Agent that such Default or Event of Default has been cured or waived.

            (iii) Each Swingline Loan shall reduce the available Aggregate Commitment. It is understood that the aggregate principal amount of Swingline Loans at any time outstanding may exceed the otherwise unutilized portion of the Commitment of the Swingline Bank.

            (iv) Upon demand by the Swingline Bank, the relevant Borrower shall promptly borrow Committed Loans from all the Banks pursuant to Section 2.01(a) in an aggregate principal amount equal to the principal amount of outstanding Swingline Loans made to such Borrower, and such Borrower and the Banks hereby irrevocably authorize the Agent to apply the proceeds of such Committed Loans to the repayment of such Swingline Loans (and solely for the purpose of such a Borrowing (i) the conditions precedent set forth in Section 5.02 need not be met, (ii) the minimum borrowing denominations set forth in Section 2.03(a) need not be met and (iii) the borrowing limitations set forth in this Agreement need not be met to the extent the Aggregate Commitment has been terminated or reduced after the making of Swingline Loans which are so being repaid). If any Borrower fails to repay any Swingline Loan within one Business Day after such a demand, or to repay any Swingline Loan when due, then each Bank shall irrevocably and unconditionally purchase from the Swingline Bank, without recourse or warranty, an un-divided interest and participation in such Swingline Loan in an amount equal to such Bank's Commitment Percentage, by forthwith paying such amount to the Swingline Bank in Dollars and in immediately available funds, and such payment shall be made whether or not a Default or an Event of Default is then continuing (including any Event of Default under Sections 9.01(f) and (g)) or any other condition precedent set forth in
      Section 5.02 is then met, whether or not such Borrower has requested a Borrowing or whether the Aggregate Commitment has been terminated or reduced below the amount of such Swingline Loan prior to the time of such payment. If such amount is not paid to the Swingline Bank by any Bank, the Swingline Bank shall be entitled to recover such amount on demand from such Borrower or such Bank, together with accrued interest thereon from the date of demand therefor (if made prior to 12:00 noon (New York City time) on any Business Day (or, if made at a later time on a Business Day or on a day which is not a Business Day, from the next Business Day) until the date such amount is paid to the Swingline Bank by such Bank at the Federal Funds Rate for the first three Business Days and thereafter at the Base Rate. The failure of any Bank to pay such amount to the Swingline Bank shall not relieve any other Bank of its obligation to make the payment to be made by it.

        2.02  Loan Accounts; Notes.

        (a) The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank and the Agent in the ordinary course of business. The loan accounts maintained by the Agent shall, in the event of a discrepancy between the entries in the Agent's books and any Bank's books relating to such loan accounts, be controlling and, absent manifest error, shall be conclusive as to the amount of the Loans made by the Banks to the Borrowers, the interest and payments thereon and any other amounts owing in respect of this Agreement. Any failure to make a notation in any such loan account or any error in doing so shall not limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the Loans.

        (b) If requested by any Bank for purposes of Section 12.07(e), the Borrowers shall execute and deliver to such Bank (and deliver a copy thereof to the Agent) one or more promissory notes evidencing the Loans owing to such Bank pursuant to this Agreement. Any such note shall be in a form prescribed by the Borrowers and the Agent and shall be entitled to all of the rights and benefits of this Agreement.

        2.03  Procedure for Committed Borrowing.

        (a) Each Committed Borrowing (other than a Borrowing of Committed Loans pursuant to Section 2.01(b)(iv) or Section 3.03(b)) shall be made upon a Borrower's irrevocable written notice delivered to the Agent in accordance with Section 12.02 in the form of a Notice of Borrowing (which notice must be received by the Agent (i) prior to 1:00 p.m. (New York City time) not less than three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Committed Loans; and (ii) prior to 11:00 a.m. (New York City time) on the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

            (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum principal amount of $5,000,000 or any multiple of $1,000,000 in excess thereof;

            (B) the requested Borrowing Date, which shall be a Business Day;

            (C) whether the Committed Borrowing is to be comprised of Eurodollar Committed Loans or Base Rate Committed Loans; and

            (D) the duration of the Interest Period, if any, applicable to such Committed Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Committed Loans, such Interest Period shall be one month;

    provided that for purposes of borrowing the initial Base Rate Committed Loans made on the Effective Date, such Notice of Borrowing shall be effective if received by the Agent not later than 10 a.m. (New York City time) on the Effective Date.

        (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Committed Borrowing.

        (c) Each Bank will make the amount of its Commitment Percentage of each Committed Borrowing available to the Agent for the account of the relevant Borrower at the Agent's Payment Office by 1:00 p.m. (New York City time) (or, in the case of Base Rate Committed Loans, 2:00 p.m. (New York City time)) on the Borrowing Date requested by such Borrower in funds immediately available to the Agent. Unless any applicable condition of Article V has not been satisfied, the proceeds of all such Committed Loans will then be made available to such Borrower by the Agent by wire transfer in accordance with written instructions provided to the Agent by such Borrower.

        (d) Upon the request of the Majority Banks during the existence of an Event of Default, no Borrower shall elect to have a Committed Loan be made as a Eurodollar Committed Loan.

        (e) After giving effect to any Committed Borrowing, there shall not be more than fifteen different Interest Periods in effect in respect of all Committed Loans then outstanding.

        (f) (i) Whenever a Borrower desires to make a Swingline Borrowing hereunder, it shall give the Agent and the Swingline Bank not later than 1:00 p.m. (New York City time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case:

            (A) the amount of the Swingline Loan, which shall be in an aggregate minimum principal amount of $100,000 or any multiple of $50,000 in excess thereof;

            (B) the requested Borrowing Date, which shall be a Business Day;

            (C) whether the Swingline Loan is to be a Base Rate Loan, an IBOR Loan or a Negotiated Rate Loan; and

            (D) the duration of the Interest Period, if any, applicable to such Swingline Loan. If the borrowing request shall fail to specify the duration of the Interest Period for any Swingline Loan to bear interest based on IBOR, such Interest Period shall be one week.

           (ii) The Swingline Bank shall not incur any liability to any Borrower in acting upon any telephonic notice which the Swingline Bank believes in good faith to have been given by officers authorized to act on behalf of such Borrower.

          (iii) The Agent shall notify the Banks on a monthly basis of any Swingline Borrowings hereunder.

           (iv) After giving effect to any Swingline Borrowing, there shall be no more than ten Borrowings of Swingline Loans outstanding at any time.

        2.04  Conversion and Continuation Elections for Committed Borrowings.

        (a) A Borrower may upon irrevocable written notice to the Agent in accordance with paragraph (b) below:

                  (i) elect to convert on any Business Day, any Base Rate
            Committed Loans (or any part thereof in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Eurodollar Committed Loans;

                 (ii) elect to convert on the last day of the Interest Period with respect thereto, any Eurodollar Committed Loans (or any part thereof in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Base Rate Committed Loans; or

                (iii) elect to continue on the last day of the Interest Period with respect thereto, any Eurodollar Committed Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof);

    provided, however, that if the aggregate amount of a Committed Borrowing comprised of Eurodollar Committed Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, the Eurodollar Committed Loans comprising such Committed Borrowing shall automatically convert into Base Rate Committed Loans, and on and after such date the right of such Borrower to continue such Committed Loans as, and convert such Committed Loans into, Eurodollar Committed Loans shall terminate.

        (b) The relevant Borrower shall deliver a Notice of Conversion/Continuation in accordance with Section 12.02 to be received by the Agent not later than (i) 1:00 p.m. (New York City time) not less than three Business Days in advance of the Conversion Date or Continuation Date, if the Committed Loans are to be converted into or continued as Eurodollar Committed Loans and (ii) 1:00 p.m. (New York City time) on the Conversion Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

            (A) the proposed Conversion Date or Continuation Date, which shall be a Business Day;

            (B) the aggregate principal amount of Committed Loans to be converted or continued;

            (C) the nature of the proposed conversion or continuation; and

            (D) the duration of the requested Interest Period, if applicable.

        (c) If upon the expiration of any Interest Period applicable to Eurodollar Committed Loans of any Borrower, such Borrower has failed to select timely a new Interest Period, such Committed Loans shall automatically convert into Base Rate Committed Loans.

        (d) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the relevant Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given.

        (e) Upon the request of the Majority Banks during the existence of an Event of Default, no Borrower shall elect to have a Committed Loan converted into or continued as a Eurodollar Committed Loan.

        (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Committed Loans, there shall not be more than fifteen different Interest Periods in effect in respect of all Committed Loans then outstanding.

        2.05 Bid Borrowings. In addition to Committed Borrowings pursuant to
Section 2.03, each Bank severally agrees that each Borrower may, as set forth in
Section 2.06, from time to time, request the Banks from and after the Effective Date and prior to the Termination Date to submit offers to make Bid Loans to such Borrower; provided, however, that the Banks may, but shall have no obligation to, submit such offers and such Borrower may, but shall have no obligation to, accept any such offers; and provided further, that, (a) after giving effect to any Bid Borrowing, the aggregate principal amount of all outstanding Bid Loans together with (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks, plus (y) the outstanding aggregate principal amount of all Swingline Loans made by the Swingline Bank, plus (z) all outstanding Letter of Credit Obligations, shall not exceed the Aggregate Commitment.

        2.06  Procedure for Bid Borrowings.

        (a) When any Borrower wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit C (a "Competitive Bid Request") so as to be received no later than 1:00 p.m. (New York City time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a Eurodollar Auction, or
    (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

             (i)  the date of such Bid Borrowing, which shall be a Business Day;

            (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

            (iii) whether the Competitive Bids requested are to be for Eurodollar Bid Loans or Absolute Rate Bid Loans or both; and

            (iv) the duration of the Interest Period applicable thereto (subject to the provisions of the definition of "Interest Period" herein).

      The Borrowers may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

            (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Banks by facsimile transmission an invitation for Competitive Bids which shall constitute an invitation by the respective Borrower to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

            (c) (i) Each Bank may at its sole and absolute discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.06(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than (1) 9:30 a.m. (New York City time) three Business Days prior to the proposed date of Bid Borrowing, in the case of a Eurodollar Auction or (2) 9:30 a.m. (New York City time) on the proposed date of Bid Borrowing in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the respective Borrower of the terms of the offer or offers contained therein not later than (A) 9:15 a.m. (New York City time) three Business Days prior to the proposed date of Bid Borrowing, in the case of a Eurodollar Auction or (B) 9:15 a.m. (New York City time) on the proposed date of Bid Borrowing, in the case of an Absolute Rate Auction.

            (ii) Each Competitive Bid shall be in substantially the form of Exhibit D, specifying therein:

                  (A)   the proposed date of Bid Borrowing;

                  (B) the principal amount of each Bid Loan for which such
            Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be a minimum principal amount of $5,000,000 or in multiples of $1,000,000 in excess thereof and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                  (C) in case the respective Borrower elects a Eurodollar
            Auction, the margin above or below LIBOR (the "Eurodollar Bid Margin") offered for each such Bid Loan, expressed as a percentage (rounded upward to the nearest 1/1000th of 1%) to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

                  (D) in case the respective Borrower elects an Absolute Rate
            Auction, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) (the "Absolute Rate") offered for each such Bid Loan; and

                  (E) the identity of the quoting Bank.

            A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

            (iii) Any Competitive Bid shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit D or does not specify all of the information required by subsection (c)(ii) of this Section;

                  (B)   contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set
            forth in the applicable Invitation for Competitive Bids; or

                  (D) arrives after the time set forth in subsection (c)(i).

                  (iv) Notwithstanding anything to the contrary contained in this subsection 2.06(c), a Competitive Bid may be greater than or less than the respective Commitment of any Bid Loan Lender.

            (d) Promptly on receipt and not later than 10:00 a.m. (New York City time) three Business Days prior to the proposed date of Bid Borrowing in the case of a Eurodollar Auction, or 10:00 a.m. (New York City time) on the proposed date of Bid Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the respective Borrower of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.06(c), and
      (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.06(c). The Agent's notice to the respective Borrower shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Eurodollar Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 4.02, 4.05 and 5.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the respective Borrower.

            (e) Not later than 11:00 a.m. (New York City time) three Business Days prior to the proposed date of Bid Borrowing, in the case of a Eurodollar Auction, or 10:30 a.m. (New York City time) on the proposed date of Bid Borrowing, in the case of a Absolute Rate Auction, the respective Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.06(d). The respective Borrower shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The respective Borrower may accept any Competitive Bid in whole or in part; provided that:

               (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

              (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

             (iii) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

              (iv) the respective Borrower may not accept any offer that is described in subsection 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

        (f) If offers are made by two or more Banks with the same Eurodollar Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples not less than $1,000,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

        (g) (i) The Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

        (ii) Each Bank which has received notice pursuant to subsection 2.06(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the respective Borrower at the Agent's Payment Office, by 2:00 p.m. (New York City time), on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the respective Borrower at the Agent's Payment Office.

        (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the respective Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

        (iv) From time to time, the Borrowers and the Banks shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrowers for payment on all amounts owing hereunder.

        (h) If, on or prior to the proposed date of the Bid Borrowing, the Aggregate Commitment has not been terminated and if, on such proposed date of Bid Borrowing all applicable conditions to funding referenced in Section 4.02, 4.05 and 5.02 hereof are satisfied, the Bank or Banks whose offers the respective Borrower has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Borrowers to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Borrowers executing, delivering or performing under such credit facilities.

        2.07  Voluntary Reduction and Termination of Commitments.

        (a) The Borrowers may, upon not less than five Business Days' prior notice to the Agent, terminate the Aggregate Commitment (including the Letter of Credit Commitment) or permanently reduce the Aggregate Commitment (including the Letter of Credit Commitment) by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; provided, however, that no such reduction or termination shall be permitted if after giving effect thereto and to any prepayment of the Committed Loans, Bid Loans and/or Swingline Loans made on the effective date thereof, (i) the then outstanding principal amount of the Committed Loans, Bid Loans and Swingline Loans plus the outstanding Letter of Credit Obligations would exceed the Aggregate Commitment then in effect or (ii) the aggregate amount of Letter of Credit Obligations would exceed the Letter of Credit Commitment then in effect; and, provided further, that once reduced in accordance with this Section 2.07, the Aggregate Commitment (including the Letter of Credit Commitment) may not be increased.

        (b) Any reduction of the Aggregate Commitment and the Letter of Credit Commitment pursuant to this Section 2.07 shall be applied pro rata to each Bank's Commitment in accordance with such Bank's Commitment Percentage. The amount of any such reduction of the Aggregate Commitment shall not be applied to the Letter of Credit Commitment unless otherwise specified by the Borrowers or required by the definition thereof. All accrued commitment and letter of credit fees to the effective date of any reduction or termination of Aggregate Commitment, shall be paid on the effective date of such reduction or termination. The Agent shall promptly notify the Banks of any reduction or termination of the Aggregate Commitment.

        2.08 Mandatory Reduction of Loan Commitments. (a) The Aggregate Commitment (and the Commitment of each Bank) shall terminate in its entirety on December 31, 1996 unless the Effective Date shall have occurred on or prior to such date.

        (b) In addition to any other mandatory commitment reductions pursuant to this Agreement, the Aggregate Commitment shall terminate in its entirety on the Termination Date.

        (c) In addition to any other mandatory commitment reductions pursuant to this Agreement, on each date set forth below (each, a "Scheduled Commitment Reduction Date"), the Aggregate Commitment shall be permanently reduced by the amount set forth opposite such date:

      Scheduled Commitment Reduction Date                 Amount

            December 12, 1999                          $100,000,000
            December 12, 2000                          $150,000,000
            December 12, 2001                          Remaining Aggregate
                                                       Commitment

      (d) Each reduction to the Aggregate Commitment pursuant to this Section
2.08 shall be applied proportionately to reduce the Commitment of each Bank.

            2.09  Voluntary Prepayments of Committed Loans.

            (a) (i) Each Borrower may, prior to 1:00 p.m. (New York City time), upon at least three Business Days' notice to the Agent in the case of Eurodollar Committed Loans, and prior to 10:00 a.m. (New York City time), upon same Business Day notice in the case of Base Rate Committed Loans, ratably prepay Committed Loans, in whole or in part, in amounts of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (ii) Each Borrower may at any time prepay Swingline Loans (other than Swingline Loans maintained as Negotiated Rate Loans), in whole or in part, in minimum amounts of $100,000 or an integral multiple of $50,000 in excess thereof; provided, however, that notice of such prepayment shall be required to be delivered to the Agent and the Swingline Bank by 1:00 p.m. (New York City time) on the date of such prepayment.

            (b) Any notice of prepayment delivered pursuant to this Section 2.09 shall specify the date and amount of such prepayment and the type of Loans to be prepaid, including in the case of Committed Loans whether such prepayment is of Base Rate Committed Loans or Eurodollar Committed Loans or any combination thereof and in the case of any Swingline Loan whether such prepayment is of a Base Rate Loan or an IBOR Loan or any combination thereof. Each such notice shall be irrevocable by the relevant Borrower and the Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment, if applicable. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts, if any, required pursuant to
      Section 4.04; provided that interest shall be paid in connection with any such prepayment of Base Rate Committed Loans (other than a prepayment in full) on the next occurring Interest Payment Date.

            (c)   Bid Loans may not be voluntarily prepaid.

            2.10  Mandatory Prepayments.

            (a) (i) If on any date (A) the aggregate unpaid principal amount of outstanding Committed Loans, Bid Loans and Swingline Loans plus the outstanding Letter of Credit Obligations (to the extent not Cash Collateralized pursuant to clause (ii) below or as provided for in Section 3.07) exceeds the Aggregate Commitment or (B) the aggregate unpaid principal amount of Swingline Loans exceeds the Swingline Amount, in each such case the Borrowers shall immediately prepay the amount of such excess, which shall be applied, in the case of subclause (A) above, first to Swingline Loans, second to Committed Loans and third to Bid Loans.

            (ii) If on any date the aggregate amount of all Letter of Credit Obligations shall exceed the Letter of Credit Commitment, the Borrowers shall Cash Collateralize on such date their obligations in respect of Letters of Credit in an amount equal to the excess of the Letter of Credit Obligations over the Letter of Credit Commitment.

            (b) The Borrowers shall pay, together with each prepayment made by the Borrowers under this Section 2.10, accrued interest on the amount prepaid and any amounts required pursuant to Section 4.04; provided that interest shall be paid in connection with any such prepayment of Base Rate Loans (other than a pre-payment in full) on the next occurring Interest Payment Date.

            (c) Any prepayments pursuant to this Section 2.10 made on a day other than an Interest Payment Date for any Loan shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Loans with the shortest Interest Periods remaining.

            2.11  Repayment of Principal.

            (a) The Committed Loans. The Borrowers shall repay to the Banks in full on the Termination Date the aggregate principal amount of the Committed Loans outstanding on the Termination Date.

            (b) The Swingline Loans. Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable, and the Borrowers shall repay such Swingline Loan (i) if such Swingline Loan is a Base Rate Loan, on the date which is 30 days after the relevant Borrowing Date, (ii) if such Swingline Loan is an IBOR Loan, on the last day of the Interest Period therefor, (iii) if such Swingline Loan is a Negotiated Rate Loan, on the last day of the interest period determined by the Borrowers and the Swingline Bank applicable thereto and (iv) in any event, on the Termination Date.

            (c) Bid Loans. The Company shall repay each Bid Loan on the last day of the Interest Period applicable thereto.

            2.12  Interest.

            (a) Except as provided in paragraphs (c) or (g) below, each Loan shall bear interest on the outstanding principal amount thereof from the Borrowing Date applicable thereto until it becomes due at a rate per annum equal to the Base Rate, IBOR or LIBOR, as the case may be, plus the Applicable Margin then in effect based on the higher of the senior unsecured long term debt ratings for the Company as issued by Moody's and S&P as set forth below:


                          Senior Unsecured Debt       Applicable
                                 Rating                 Margin

                                                                       Base
                         S&P             Moody's      IBOR/LIBOR       Rate



Greater than or equal
to the higher of         A-      and        A3          0.150%          0%

Greater than or equal
to the higher of        BBB+     and       Baa1         0.185%          0%

Greater than or equal
to the higher of        BBB      and       Baa2         0.225%          0%

Greater than or equal
to the higher of        BBB-     and       Baa3         0.250%          0%

Greater than or equal
to the higher of         BB+     and       Ba1          0.350%          0%

Greater than or equal
to the higher of         BB      and       Ba2          0.450%          0%

Less than the higher of  BB      and       Ba2          0.625%          0%


            (provided, however, that if more than a one level split exists between the S&P and Moody's ratings, Applicable Margin will be determined assuming that the Company's senior unsecured long term debt rating is one level below the higher of the two ratings).

            (b) Any change in the Applicable Margin due to a change in the Company's senior unsecured debt rating shall be effective on the date of such rating change and shall apply to all Committed Loans that are outstanding at any time during the period commencing on the date of such rating change and ending on the date immediately preceding the next date of such rating change.

            (c) Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to LIBOR plus (or minus) the Eurodollar Bid Margin, or, at the Absolute Rate, as the case may be, as agreed in the related Competitive Bid therefor.

            (d) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any portion of Committed Loans (excluding Base Rate Committed Loans, on which such interest shall be paid on the next occurring Interest Payment
      Date) for the portion of such Loans so prepaid and upon payment (including prepayment) of any Committed Loans (including Base Rate Committed Loans) in full thereof. During the existence of any Event of Default, interest shall be paid on demand.

            (e) If any amount of principal of or interest on any Loan, or any other regularly scheduled amount payable hereunder or under any other Loan Document is not paid in full when due, after giving effect to any applicable grace period (whether at stated maturity, by acceleration, demand or otherwise), the Borrowers shall pay interest (after as well as before judgment) on the principal amount of all outstanding Loans at the applicable rate per annum provided in this Section 2.12 plus 2% and on all other amounts (including interest), at a rate per annum equal to the Base Rate plus 2%.

            (f) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

            (g) Each Negotiated Rate Loan shall bear interest on the outstanding principal amount thereof from the Borrowing Date applicable thereto until such Negotiated Rate Loan becomes due at the applicable Negotiated Rate.

            2.13  Fees.  In addition to fees described at Section 3.08:

            (a)   Facility Fees.

                   (i) The Borrowers shall pay to the Agent for the account of each Bank a facility fee on the average of such Bank's Commitment, regardless of the utilization thereof, computed on a quarterly basis in arrears on each Interest Payment Date for Base Rate Committed Loans based upon the average daily amount of such Bank's Commitment for the previous three month period as calculated by the Agent and payable on such date, equal to the rate per annum based on the higher of the senior unsecured debt ratings for the Company issued by Moody's and S&P as set forth below:


                                                           Facility
                         Senior Unsecured Debt Rating        Fee

                         S&P                Moody's

Greater than or equal
to the higher of         A-      and          A3            0.075%

Greater than or equal
to the higher of        BBB+     and         Baa1           0.090%

Greater than or equal
to the higher of         BBB     and         Baa2           0.100%

Greater than or equal
to the higher of        BBB-     and         Baa3           0.125%

Greater than or equal
to the higher of         BB+     and          Ba1           0.150%

Greater than or equal
to the higher of         BB      and          Ba2           0.200%

Less than the higher
of                       BB      and          Ba2           0.250%


            (provided, however, that if more than a one level split exists between the S&P and Moody's ratings, the facility fee will be determined assuming that the Company's senior unsecured long term debt rating is one level below the higher of the two ratings).

            (b) Other Fees. The Borrowers shall pay such fees as have or may be agreed between the Borrowers and the Agent from time to time.

            2.14  Computation of Fees and Interest.

            (a) All computations of interest payable in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) The Agent will promptly notify the Borrowers and the Banks of each determination of LIBOR; provided, however, that any failure to do so shall not relieve the Borrowers of any liability hereunder. Any change in the interest rate on a Loan resulting from a change in the senior debt rating shall become effective as of the opening of business on the relevant date of such change. The Agent will promptly notify the Borrowers and the Banks of the effective date and the amount of each such change, provided, however, that any failure to do so shall not relieve the Borrowers of any liability hereunder.

            (c) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

            (d) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever any Reference Bank shall cease to be a Bank hereunder, or any Reference Bank, at the request of the Company, elects (at its sole discretion) not to continue to be a Reference Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and LIBOR shall be determined on the basis of the rates as notified by the remaining Reference Banks or Reference Bank.

            (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

            2.15  Payments by the Borrowers.

            (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest, drawings under Letters of Credit, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided with respect to drawings under Letters of

      Credit and elsewhere herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (New York City time) (or 3:00 p.m. (New York City time) in the case of Swingline Loans) on the date specified herein. The Agent will promptly distribute to each Bank its share, if any, of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 1:00 p.m. (New York City time) (or 3:00 p.m. (New York City time) in the case of Swingline Loans) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

            (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be (subject to the provisions set forth in the definition of the term of "Interest Period" herein).

            (c) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent as required hereunder on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

            2.16  Payments by the Banks to the Agent.

            (a) Unless the Agent shall have received notice from a Bank on the Effective Date or, with respect to each Borrowing after the Effective Date, at least one Business Day prior to the date of any proposed Borrowing (other than a Borrowing of a Swingline Loan which in accordance with Section 2.03(f) is funded directly by the Swingline Bank), that such Bank will not make available to the Agent for the account of the relevant Borrower the amount of such Bank's Commitment Percentage of the Committed Loans included in such Borrowing, the Agent may assume that each Bank has made such amount available to the Agent as required hereunder on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to such Borrower such amount, such Bank shall immediately make such amount available to the Agent, together with interest at the Federal Funds Rate from the date of such Borrowing to the date on which the Agent recovers such amount from such Bank or such Borrower. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.16(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following such Borrowing Date, the Agent shall notify such Borrower of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since such Borrowing Date, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

            (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

            2.17  Sharing of Payments, etc.

            (a) If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Obligations of the same kind obtained by all the Banks, such Bank shall forthwith (i) notify the Agent of such fact, and (ii) purchase from the other Banks such participations in such Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.17 and will in each case notify the Banks following any such purchases.

            (b) Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank shall apply the proceeds of such set-off first to such Bank's Committed Loans, until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

            (c) Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.09) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

            2.18 Guaranty. All Obligations of the Borrowers under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Parent pursuant to Article X hereof and all Obligations of USI Funding under this Agreement and the other Loan Documents shall be unconditionally guaranteed by the Company pursuant to Article X hereof.

            2.19 Termination Date Extensions. Not less than 180 days and not more than 210 days prior to the second anniversary of the Effective Date and every second anniversary of such second anniversary (the "Requested Extension Effective Date"), the Company may make a written request to the Agent, who shall forward a copy of each such request to each of the Banks, that the Termination Date then in effect be extended to the date which occurs two years after such Termination Date. Each request pursuant to the first sentence of this Section
2.19 shall also be accompanied by a certificate of an officer of the Company stating that no Default or Event of Default has occurred and is continuing. Each Bank, acting in its sole discretion and with no obligation to grant any extension pursuant to this Section 2.19, shall, by written notice to the Company and the Agent, such notice to be given on or prior to the Requested Extension Effective Date, advise the Company and the Agent whether or not such Bank agrees to such extension, provided that any Bank which fails to so notify the Borrower and the Agent as provided above shall be deemed to have elected not to grant such extension. The Agent shall notify the Company and each of the Banks as to which Banks have agreed to such extension and as to the new Termination Date, if any, as a result thereof. The extension of the Termination Date pursuant to the terms of this Section 2.19 must be approved by each Bank.

                                  ARTICLE III.

                              THE LETTERS OF CREDIT

            3.01  The Letter of Credit Subfacility.

            (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time, on any Business Day during the period from the Effective Date to the date which is 30 days prior to the Termination Date to issue Letters of Credit for the account of each of the Borrowers, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(b) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of each of the Borrowers; provided, however, that the Issuing Bank shall not issue any Letter of Credit if as of the date of, and after giving effect to, the issuance of such Letter of Credit, (x) the sum of (A) the aggregate amount of all Letter of Credit Obligations plus (B) the aggregate principal amount of all Committed Loans plus (C) the aggregate principal amount of all Bid Loans plus (D) the aggregate principal amount of all Swingline Loans, shall exceed the Aggregate Commitment, or (y) the Letter of Credit Obligations shall exceed the Letter of Credit Commitment.

            (b) Schedule 3.01(b) hereto contains a description of certain letters of credit issued by an Affiliate of Bank of America prior to the Effective Date in support of obligations of the Company and/or its Subsidiaries and which remain outstanding on the Effective Date. Each such letter of credit, including any extension thereof, issued by such Affiliate of Bank of America and listed on such Schedule 3.01(b) shall remain outstanding on and after the Effective Date and constitute a "Letter of Credit" for all purposes of this Agreement, and shall be deemed issued on the Effective Date.

            (c) The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

                   (i) any order, judgment or decree of any Governmental
            Authority shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the

            Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

                  (ii) the Issuing Bank has received written notice from any
            Bank, the Agent or any Borrower on or prior to the Business Day prior to the requested date of issuance, of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                 (iii) the expiry date of any requested Letter of Credit (x) is more than one year after the date of issuance, unless the Majority Banks and the Issuing Bank have approved such expiry date in writing or (y) is later than the Termination Date;

                  (iv) any requested Letter of Credit is not in form and
            substance acceptable to the Issuing Bank, or the issuance, of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                   (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                  (vi) such Letter of Credit is in a face amount less than
            $250,000 or to be denominated in a currency other than Dollars.

            3.02  Issuance, Amendment and Renewal of Letters of Credit.

            (a) Each Letter of Credit shall be issued upon the irrevocable written request of a Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
      (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may reasonably require.

            (b) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Bank will, upon the written request of a Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of a Letter of Credit Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

            (c) The Agent will promptly notify the Banks of the receipt by it of any Letter of Credit Application or Letter of Credit Amendment Application.

            (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of any Borrower and upon the written request of such Borrower received by the Issuing Bank (with a copy sent by such Borrower to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed;
      (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to renew any Letter of Credit if the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of the relevant Borrower but the Issuing Bank shall not have received any Letter of Credit

      Amendment Application from such Borrower with respect to such renewal or other written direction by such Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to be renewed, and such Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received a Letter of Credit Amendment Application from such Borrower requesting such renewal.

            (e) This Agreement shall control in the event of any conflict with any Letter of Credit Related Document (other than any Letter of Credit).

            (f) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

            3.03  Participations, Drawings and Reimbursements.

            (a) Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of
      (i) the Commitment Percentage of such Bank times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

            (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the relevant Borrower. Such Borrower shall reimburse the Issuing Bank prior to 12:00 noon (New York City time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Disbursement Date"), in an amount equal to the amount so paid by the Issuing Bank, provided, that if such drawing occurs after 12:00 noon (New York City time), the Disbursement Date shall be deemed to be the day following the date of such drawing. In the event any Borrower shall fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon (New York City time) on the Disbursement Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and such Borrower shall be deemed to have requested that Committed Loans consisting of Base Rate Committed Loans be made by the Banks (and hereby irrevocably consents to such deemed request) pursuant to Section 2.01(a) to be disbursed on the Disbursement Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (c) Each Bank shall upon receipt of any notice pursuant to Section 3.03(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Banks shall (subject to Section 3.03(d)) each be deemed to have made a Committed Loan consisting of a Base Rate Committed Loan to the relevant Borrower in that amount. If any Bank so notified shall fail to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Commitment Percentage of the amount of the drawing by no later than 2:00 p.m. (New York City time) on the Disbursement Date, then interest shall accrue on such Bank's obligation to make such payment, from the Disbursement Date to the date such Bank makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the later of the Disbursement Date and the date such Bank receives notice of the Disbursement Date prior to 2:00 p.m. (New York City time) on such date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time. The Agent will promptly give notice of the occurrence of the Disbursement Date, but failure of the Agent to give any such notice on the Disbursement Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

            (d) With respect to any unreimbursed drawing which is not converted into Committed Loans consisting of Base Rate Committed Loans to any Borrower in whole or in part, because of such Borrower's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, such Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus in the case of any Letter of Credit Borrowing outstanding after the Disbursement Date, 2% per annum, and each Bank's payment to the Issuing Bank pursuant to Section 3.03(c) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing.

            (e) Each Bank's obligation in accordance with this Agreement to make the Committed Loans or fund its participation in any Letter of Credit Borrowing, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, defense or other right which such Bank may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever;
      (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            3.04  Repayment of Participations.

            (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of funds from any Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03, or (ii) in payment of interest on amounts described in clause (i), the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Commitment Percentage of such funds, and the Issuing Bank shall receive the amount of the Commitment Percentage of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

            (b) If the Agent or the Issuing Bank is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any similar official in any Insolvency Proceeding, any portion of the payments made by such Borrower to the Agent for the account of the Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Commitment Percentage of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

            3.05  Role of the Issuing Bank.

            (a) Each Bank and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) Neither the Issuing Bank nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Related Document.

            (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. Neither the Issuing Bank nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, that a Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            3.06 Obligations Absolute. The obligations of the Borrowers under this Agreement and any Letter of Credit Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Related Document under all circumstances, including the following:

            (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Related Document;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Related Documents;

           (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Related Documents or any unrelated transaction;

            (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

             (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

            (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the obligations of any Borrower in respect of any Letter of Credit; or

           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

            3.07 Cash Collateral Pledge. Upon (a) the request of the Agent, (i) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing hereunder, or (ii) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (b) the occurrence of the circumstances described in Section 2.10(a) requiring a Borrower to Cash Collateralize Letters of Credit, then such Borrower shall immediately Cash Collateralize the Letter of Credit Obligations in an amount equal to such Letter of Credit Obligations (or in the case of clause (ii) above, the excess amount required pursuant to Section 2.10(a)) and such cash will be held as security for all Obligations of the Borrowers to the Banks hereunder in a cash collateral account to be established by the Agent, and during the existence of an Event of Default, the Agent may, upon the request of the Majority Banks, apply such amounts so held to the payment of such outstanding Obligations.

            3.08  Letter of Credit Fees.

            (a) The Borrowers shall pay to the Agent for the account of each Bank a letter of credit fee with respect to the Letters of Credit computed on the average daily maximum amount available to be drawn of the outstanding Letters of Credit, on each Interest Payment Date for Base Rate Committed Loans based upon Letters of Credit outstanding for the previous three-month period and such Letter of Credit fee shall be due and payable in arrears on each such Interest Payment Date for Base Rate Committed Loans. The letter of credit fee shall be equal to the Applicable Margin for Loans bearing interest based on IBOR/LIBOR as set forth in Section 2.12(a), as in effect from time to time during the periods of calculation thereof.

            (b) The Borrowers shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit issued by the Issuing Bank equal to .0625% per annum of the face amount of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable in arrears on each Interest Payment Date for Base Rate Committed Loans.

            (c) The Borrowers shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

            3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall in all respects be deemed a part of this Article III as if incorporated herein and (unless otherwise expressly provided in the Letters of Credit) shall apply to the Letters of Credit.

                                   ARTICLE IV.

                     TAXES, YIELD PROTECTION AND ILLEGALITY

            4.01  Taxes.

            (a) Subject to Section 4.01(g), any and all payments by the Parent and each Borrower to any Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, as the case may be, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Person's net income by the jurisdiction under the laws of which such Person is organized or has its principal office or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

            (b) In addition, the Borrowers and the Parent shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Subject to Section 4.01(g), the Borrowers and the Parent shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under Section 4.01(d)) paid by such Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

            (d) If any Borrower or the Parent shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 4.01(g):

                (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.01(d)) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the relevant Borrower or the Parent shall make such deductions; and

              (iii) the relevant Borrower or the Parent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (e) Within 30 days after the date of any payment by any Borrower or the Parent of Taxes or Other Taxes, such Person shall furnish to the Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (f) Each Bank which is organized under the laws of a jurisdiction outside the United States agrees that:

                (i) it shall, no later than the Effective Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 12.07 after the Effective Date, the date upon which such Bank becomes a party hereto) deliver to each Borrower through the Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive all payments under this Agreement free from withholding of United States Federal income tax;

               (ii) if at any time such Bank makes any changes, including a change of a Lending Office or its principal office, place of incorporation or fiscal residence, necessitating a new Form 4224 or Form 1001, it shall, to the extent it is legally entitled to do so, promptly deliver to each Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224 or Form 1001, as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive all payments under this Agreement free from withholding of United States Federal income tax;

              (iii) it shall, to the extent it is legally entitled to do so, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to each Borrower through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Bank indicating that such Bank continues to be entitled to receive all payments under this Agreement free from any withholding of any United States Federal income tax; and

               (iv) it shall, to the extent it is legally entitled to do so, promptly upon a Borrower's or the Agent's reasonable request to that effect, deliver to such Borrower or the Agent (as the case may be) such other forms or sim-ilar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's complete exemption from withholding on all payments under this Agreement;

                (v) if such Bank claims or is entitled to claim exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 4.01(f). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Agent sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by sections 1441 and 1442 of the Code; and

               (vi) without limiting or restricting any Bank's right to
            increased amounts under Section 4.01(d) from the Borrowers and the Parent upon satisfaction of such Bank's obligations under the provisions of this Section 4.01(f), if such Bank is entitled to a reduction in the applicable withholding tax, the Agent may (but shall not be obligated to) withhold from any interest to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other administrative documentation required by clause (i) are not delivered to the Agent, then the Agent shall withhold from any interest payment to Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax and in addition, the Agent shall also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 or Form 1001. The Borrowers shall indemnify and hold harmless the Agent and each of its officers, directors, employees, counsel, agents and attorney-in-fact, on an after tax basis, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorney's fees) of any kind whatsoever incurred as a result of or in connection with the Agent's failure to withhold as provided pursuant to the preceding sentence, unless such failure constitutes gross negligence or willful misconduct of the Agent itself as the same is determined by a final judgment of a court of competent jurisdiction and the obligations in this sentence shall survive payment of all other Obligations.

            (g) Neither any Borrower nor the Parent will be required to pay any additional amounts in respect of Taxes imposed by the United States Federal government pursuant to Sections 4.01(a) or 4.01(d) to any Bank:

                (i) if and to the extent the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 4.01(f) in respect of its Lending Office;

               (ii) if such Bank shall have delivered to the Borrowers a Form
            4224 in respect of its Lending Office pursuant to Section 4.01(f)(i)-(iii) or such other forms or similar documentation pursuant to Section 4.01(f)(iv), to the extent such Bank shall not at any time be entitled to exemption from all withholding of United States Federal income tax in respect of payments by the Borrowers or the Parent hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 or such other forms or similar documentation; or

              (iii) if such Bank shall have delivered to the Borrowers a Form
            1001 in respect of its Lending Office pursuant to Section 4.01(f)(i)-(iii) or such other forms or similar documentation pursuant to Section 4.01(f)(iv), to the extent such Bank shall not at any time be entitled to exemption from all deductions or withholding of United States Federal income tax in respect of payments by any Borrower or the Parent hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 or such other forms or similar documentation.

            (h) Each Bank agrees that it shall, at any time upon reasonable advance request in writing by a Borrower or the Agent, promptly deliver such certification or other documentation as may be required under the law or regulation in any applicable jurisdiction and which such Bank is entitled to submit to avoid or reduce withholding taxes on amounts to be paid by any Borrower or the Parent and received by such Bank pursuant to this Agreement or any other Loan Document.

            (i) The Borrowers and the Parent shall indemnify each Bank and the Agent, to the extent required by this Section 4.01 within 30 days after receipt of written request from such Bank or the Agent thereof accompanied by a written statement describing in reasonable detail the Taxes or Other Taxes that are the subject of the basis for such indemnity and the computation of the amount payable.

            (j) If a Bank or the Agent shall become aware that it is entitled to claim a refund of any withholding Taxes or Other Taxes paid by the Parent or any Borrower under this Section 4.01 from the taxing authority imposing such Taxes or Other Taxes, such Bank or the Agent, as the case may be, shall, at the expense of the Borrowers, use reasonable efforts to obtain such refund and upon receipt thereof, shall promptly pay to the Parent or such Borrower the amount so received.

            (k) If any Borrower or the Parent is required to pay additional amounts to any Bank or the Agent pursuant to Section 4.01(d), then such Bank shall, upon such Borrower's request, use its reasonable best efforts (consistent with policy considerations of such Bank) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment which may thereafter accrue if such change in the reasonable judgment of such Bank is not otherwise disadvantageous to such Bank.

            (l) Each Bank agrees that it will (i) take all reasonable actions reasonably requested by the Parent or any Borrower (consistent with policy considerations by such Bank) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable, otherwise cooperate with the Parent or any Borrower to minimize any amounts payable by the Parent or any Borrower under this Section 4.01, in any case described in the preceding clauses (i) and (ii), however, only if such action or cooperation is not disadvantageous to such Bank in the reasonable judgment of such Bank.

            4.02  Illegality.

            (a) If any Bank shall determine that (i) the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration thereof, has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful for any Bank or its Lending Office to make a Eurodollar Loan or IBOR Loan or to convert any Base Rate Committed Loan to a Eurodollar Committed Loan, then, on notice thereof by such Bank to the Borrowers through the Agent, the obligation of such Bank to make or convert any such Loans (including in respect of any Eurodollar Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not occurred) shall be suspended until such Bank shall have notified the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank shall determine that it is unlawful to maintain any Eurodollar Loan or IBOR Loan, the Borrowers shall, unless otherwise permitted under paragraph (c) below, prepay in full all Eurodollar Loans or IBOR Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Eurodollar Loans or IBOR Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.04.

            (c) If the Borrowers are required to prepay any Eurodollar Committed Loan or IBOR Loan immediately, then concurrently with such prepayment, the Borrowers shall borrow from the affected Bank, in the aggregate amount of such repayment, Base Rate Committed Loans.

            (d) Before giving any notice to the Agent pursuant to this Section 4.02, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Loans or IBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal, inconsistent with the policies of such Bank or otherwise disadvantageous to such Bank.

            4.03  Increased Costs and Reduction of Return.

            (a) If any Bank or the Issuing Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation or administration of any law or regulation (other than any law or regulation relating to taxes, including those relating to Taxes or Other Taxes) after the Effective Date or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Effective Date, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Loans or IBOR Loans or participating in any Letter of Credit Obligations, or any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand therefor by such Bank or the Issuing Bank, as the case may be (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank or the Issuing Bank, additional amounts as are sufficient to compensate such Bank or the Issuing Bank for such increased costs.

            (b) If any Bank or the Issuing Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation after the Effective Date, (ii) any change in any Capital Adequacy Regulation after the Effective Date, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof after the Effective Date, or (iv) compliance by any Bank (or its Lending Office) or the Issuing Bank, as the case may be, or any corporation controlling such Bank or the Issuing Bank, as the case may be, with any Capital Adequacy Regulation adopted after the Effective Date, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Issuing Bank or any corporation controlling such Bank or the Issuing Bank and (taking into consideration such Bank's, the Issuing Bank's or such corporation's policies with respect to capital adequacy and such Bank's, the Issuing Bank's or corporation's desired return on capital) determines that the amount of such capital is (or is required to be) increased as a consequence of its Commitment, Loans, participations in Letters of Credit, or obligations under this Agreement, then, upon demand of such Bank or the Issuing Bank (with a copy to the Agent), the Borrowers shall be liable for and shall immediately pay to such Bank or the Issuing Bank, from time to time as specified by such Bank or the Issuing Bank, additional amounts sufficient to compensate such Bank or the Issuing Bank for such increase.

            4.04 Funding Losses. The Borrowers shall reimburse each Bank and to hold each Bank harmless from any loss, cost or expense (other than loss of margin) which such Bank may sustain or incur as a consequence of:

            (a) any failure by any Borrower to make any payment of principal of any Eurodollar Loan or IBOR Loan (including payments made after any acceleration thereof);

            (b) any failure by any Borrower to borrow a Eurodollar Committed Loan or IBOR Loan or continue a Eurodollar Committed Loan or convert a Base Rate Committed Loan to a Eurodollar Committed Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing, a request for a Borrowing of Swingline Loans or a Notice of Conversion/ Continuation as the case may be;

            (c) any failure by any Borrower to make any prepayment of a Committed Eurodollar Loan after such Borrower has given a notice in accordance with Section 2.09;

            (d) any payment or prepayment (including pursuant to Sections 2.09 or 2.10 or after acceleration thereof) of any Eurodollar Loan or IBOR Loan for any reason whatsoever on a day which is not the last day of the Interest Period with respect thereto; or

            (e) any prepayment of a Bid Loan before such payment is due and owing;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Eurodollar Loan, IBOR Loan or Bid Loan hereunder or from fees payable to terminate the deposits from which such funds were obtained.

            4.05 Inability to Determine Rates. Notwithstanding any provisions herein to the contrary, if, in relation to any proposed Eurodollar Loan or IBOR Loan, (a) the Agent or the Swingline Bank shall have determined (which determination shall be conclusive and binding upon all parties hereto) that by reason of circumstances affecting the inter-bank markets adequate and fair means do not exist for ascertaining LIBOR or IBOR to be applicable to such Eurodollar Loan or IBOR Loan or (b) the Agent shall have received notice from the Majority Banks or the Swingline Bank that LIBOR or IBOR determined or to be determined for any Interest Period will not adequately and fairly reflect the cost to such Banks or the Swingline Bank (as conclusively certified by such Banks or the Swingline Bank) of making or maintaining their affected Loans during such affected Interest Period, then, the obligation of the Banks to make, continue or maintain Eurodollar Committed Loans or to convert Base Rate Committed Loans into Eurodollar Committed Loans or the obligation of the Swingline Bank to make or maintain IBOR Loans shall be suspended until the Agent upon the instruction of the Majority Banks or the Swingline Bank, as applicable, revokes such notice in writing. If, notwithstanding the provisions of this Section 4.05, any Bank has made available to any Borrower its Commitment Percentage of any such proposed Eurodollar Committed Loan, then such Borrower shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

            4.06 Reserves on Eurodollar Committed Loans or IBOR Loans. The Borrowers shall pay to each Bank, if and as long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Committed Loan or IBOR Loan equal to actual costs of such reserves allocated to such Committed Loan by such Bank (as determined by such Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Committed Loan provided the Borrowers shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give such notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days after receipt by the Borrowers of such notice.

            4.07 Certificates of Banks. Any Bank, the Swingline Bank or the Issuing Bank claiming reimbursement or compensation pursuant to this Article IV shall deliver to the Borrowers or the Parent, as applicable (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Person hereunder and such certificate shall be conclusive and binding on the Borrowers or the Parent in the absence of manifest error.

            4.08  Change of Lending Office, Replacement Bank.

            (a) Each Bank agrees that upon the occurrence of an event giving rise to the operation of Section 4.02 or 4.03 with respect to such Bank, it will if so requested by the Borrowers, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such section; provided, however, that such designation would not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. Nothing in this Section 4.08(a) shall affect or postpone any of the obligations of the Borrowers or the right of any Bank provided in Section 4.02 or 4.03.

            (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, (x) upon the occurrence of any event that obligates any Borrower or the Parent to pay any amount under Section 4.01 or giving rise to the operation of Section 4.02 or Section 4.03 with respect to such Bank or (y) as provided in Section 12.01(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Majority Banks, the Borrowers shall have the right, if no Default or Event of Default then exists or will exist immediately after giving effect to the respective replacement, to replace such Bank (the "Replaced Bank") by designating another Bank or an Eligible Assignee (such Bank or Eligible Assignee being herein called a "Replacement Bank") to which such Replaced Bank shall assign, in accordance with Section 12.07 and without recourse to or warranty by, or expense to, such Replaced Bank, the rights and obligation of such Replaced Bank hereunder (except for such rights as survive repayment of the Loans), and, upon such assignment, such Replaced Bank shall no longer be a party hereto or have any rights hereunder and such Replacement Bank shall succeed to the rights and obligations of such Replaced Bank hereunder. The Borrowers shall pay to such Replaced Bank in same day funds on the date of replacement all interest, fees and other amounts then due and owing such Replaced Bank by the Borrowers hereunder to and including the date of replacement, including, without limitation, costs incurred under Sections 4.01, 4.02 or 4.03.

            4.09 Survival. The agreements and obligations of the Parent and the Borrowers in this Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V.

                              CONDITIONS PRECEDENT

            5.01 Conditions to the Effective Date. The occurrence of the Effective Date, the obligation of each Bank to make Committed Loans hereunder, to receive through the Agent the initial Competitive Bid Request, and the obligation of the Issuing Bank to issue Letters of Credit on the Effective Date is subject to the condition that the Agent shall have received on or before the date for making such Committed Loans and issuing such Letters of Credit all of the following, in form and substance reasonably satisfactory to the Agent and each Bank and in sufficient copies for each Bank:

            (a) Credit Agreement. This Agreement executed by each Borrower, the Parent, the Agent, the Issuing Bank, the Swingline Bank and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

            (b)  Resolutions; Incumbency.

                (i) Copies of the resolutions of the board of directors of each
            Borrower approving and authorizing the execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents to be delivered by such Borrower hereunder, and authorizing the borrowing of the Loans and the issuance of the Letters of Credit, certified as of the Effective Date by the secretary or an assistant secretary of such Borrower;

               (ii) Copies of the resolutions of the board of directors of the
            Parent approving and authorizing the execution, delivery and performance by the Parent of this Agreement (including the guaranty of the Obligations of the Borrowers) and the other Loan Documents to be delivered by the Parent hereunder, certified by the secretary or an assistant secretary of the Parent;

              (iii) Certificates of the secretary or assistant secretary of the
            Parent and each Borrower certifying the names and true signatures of the officers of the Parent and such Borrower authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents, notices, requests and other communications to be delivered hereunder or thereunder;

            (c) Bring-down Certificate. Bring-down certificate of the Parent and each Borrower from the Secretary of State of the State of Delaware, dated the Effective Date;

            (d)  Legal Opinions.

                (i) A satisfactory opinion of Davis Polk & Wardwell, counsel to the Parent and the Borrowers, addressed to the Agent and the Banks, containing opinions substantially in the form of Exhibit F and as to such other matters as the Agent may reasonably request;

               (ii) A satisfactory opinion of George MacLean, Esq., general counsel to the Parent and the Borrowers addressed to the Agent and the Banks, containing opinions substantially in the form of Exhibit G and as to such other matters as the Agent may reasonably request; and

              (iii) An opinion of White & Case, special counsel to the Agent and the Banks, containing opinions substantially in the form of Exhibit
            H;

            (e) Payment of Fees and Expenses. Evidence that all fees and reasonable costs and expenses (including Attorney Costs) payable by the Borrowers on or before the Effective Date have been paid;

            (f) Certificates. Certificates signed by a Responsible Officer of the Parent and each Borrower, dated as of the Effective Date stating that:

                  (A) The representations and warranties of the Parent and each
            Borrower contained in Article VI are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (B) no Default or Event of Default exists or would result from any Borrowing on the Effective Date; and

                  (C) neither the Parent nor any Borrower shall have any
            Indebtedness outstanding except as shall be permitted under Section 8.04;

            (g) Senior Notes. On or prior to the Effective Date, (i) the Company shall have issued the Senior Notes and received gross cash proceeds therefrom (before the payment of fees and expenses in connection therewith) in an aggregate amount of at least $100,000,000, (ii) the Agent shall have received copies of the Senior Note Documents certified as true and correct by an appropriate officer of the Company, and (iii) the Senior Note Documents shall be in full force and effect and the terms and conditions thereof shall be in form and substance reasonably satisfactory to the Agent and Majority Banks;

            (h) Existing Credit Agreement; etc. On the Effective Date, concurrently with the incurrence of Loans hereunder, the total commitments under the Existing Credit Agreement shall have been terminated, and all loans thereunder shall have been repaid in cash in full, together with all accrued interest and fees thereon, all letters of credit issued thereunder shall have been terminated or assumed as Letters of Credit hereunder, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full. The Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this
      Section 5.01(h) have been satisfied on such date; and

            (i) Other Documents. Such other approvals, opinions or documents, including financing statements, as the Agent or any Bank may reasonably request.

            5.02 Conditions to all Borrowings and the Issuance of any Letters of Credit. The obligation of each Bank to make any Loan agreed to be made by it hereunder, or any Bid Loan as to which any Borrower has accepted the relevant Competitive Bid, and the obligation of the Issuing Bank to issue, renew or amend any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

            (a) Notice. The Agent shall have received a Notice of Borrowing in the case of Committed Loans, or in the case of a Swingline Loan, the notice required under Section 2.03(f); or in the case of any issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received a Letter of Credit Application, as required under Section 3.02;

            (b) Continuation of Representations and Warranties. The representations and warranties made by the Parent and each Borrower contained in Article VI and in any other Loan Document shall be true and correct in all material respects on and as of such Borrowing Date or date of issuance (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or issuance of Letter of Credit; and

            (d) No Material Adverse Effect. Since the Effective Date, no events have occurred which, individually or in the aggregate, have had a Material Adverse Effect.

Each Notice of Borrowing, Competitive Bid Request, request for a Swingline Loan or Letter of Credit Application submitted by any Borrower hereunder shall be deemed to constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice or application and as of the date of each Borrowing that the applicable conditions in this Section 5.02 are satisfied.


                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants with respect to itself and its Subsidiaries and the Parent represents and warrants with respect to itself, in each case to the Agent and each Bank that:

            6.01  Corporate Existence and Power.  It and each of its Material
Subsidiaries:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own or hold under lease its property or assets, conduct its business and execute, deliver, and perform its obligations under, the Loan Documents;

            (c) is duly qualified to do business as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the nature or conduct of its business requires such qualification or license except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect; and

            (d) is in compliance with all Requirements of Law, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each Borrower and its Subsidiaries and the Parent of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of such Person's charter or by-laws;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c)   violate any Requirement of Law.

            6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with (except for any registrations or approvals required under state blue sky securities laws in connection with the sale of the Senior Notes), any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries or the Parent of this Agreement or any other Loan Document.

            6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries or the Parent is a party constitute the legal, valid and binding obligations of the Company and each of its Subsidiaries and the Parent to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

            6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any Borrower or the Parent, threatened at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its Subsidiaries or the Parent or any of their respective properties or assets which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b)  would reasonably be expected to have a Material Adverse Effect.

            No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that any other transaction provided for herein not be consummated as herein provided.

            6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower or the Parent. Neither the Company nor any of its Subsidiaries nor the Parent is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

            6.07  ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code
      (i) has received a favorable determination letter from the Internal Revenue Service or (ii) has been recently established and has not received such a determination letter and such Plan complies with the requirements of Section 401(a) of the Code; and to the best knowledge of any Borrower or the Parent nothing has occurred which would cause the loss of such qualification or the revocation of such determination letter.

            (b) There are no pending or, to the best knowledge of any Borrower or the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan.

            (d) As of the date hereof, the aggregate Unfunded Pension Liability for all Pension Plans that have an Unfunded Pension Liability does not exceed $18,000,000.

            (e) Neither the Parent, the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

            (f) Neither the Parent, the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan.

            (g) Neither the Parent, the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

            6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 7.10, and are intended to be and shall be used in compliance with Section 8.06. Neither the Company nor any of its Subsidiaries shall purchase Margin Stock other than purchases made in compliance with Regulations G, T, U and X of the Federal Reserve Board.

            6.09 Title to Properties. The Parent, the Company and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Parent, the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

            6.10 Taxes. The Parent, the Company and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed and paid the tax thereon shown to be due, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent, the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

            6.11 Financial Statements. All balance sheets, statements of operations and other financial data which have been or shall hereafter be furnished to the Agent and the Banks for the purposes of or in connection with this Agreement or any transaction contemplated hereby do and will present fairly, in all material respects, the financial condition of the Persons involved as of the dates thereof and the results of their operations for the period(s) covered thereby.

            6.12 Securities Law, etc.; Compliance. All transactions contemplated by this Agreement and the other Loan Documents comply in all material respects with (x) Regulations G, T, U and X of the Federal Reserve Board and (y) all other applicable laws and any rules and regulations thereunder, except where the failure to comply, in the case of this clause (y), could not reasonably be expected to have a Material Adverse Effect.

            6.13 Governmental Regulation. Neither the Parent nor any Borrower is an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a holding company," within the meaning of the Public Utility Holding Company Act of 1935.

            6.14 Accuracy of Information. All factual information (excluding, in any event, financial projections) heretofore or contemporaneously herewith furnished by or on behalf of it in writing to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby, and all other such factual information hereafter furnished by or on behalf of it to the Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, in the light of the circumstances existing at the time such information was delivered, not misleading.

            6.15 Hazardous Materials. Except as disclosed on Schedule 6.15, neither it nor its Subsidiaries have caused or permitted any Hazardous Material to be disposed of or otherwise released, to its best knowledge, either from, on or under any property currently or formerly legally or beneficially owned or operated by, or otherwise used by, it or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect. To its best knowledge, no such property has ever been used as a dump site or storage site for any Hazardous Materials or otherwise contains or contained Hazardous Materials which has or is reasonably likely to have a Material Adverse Effect. The failure, if any, of it or its Subsidiaries, in connection with their current and former properties or their businesses, to be in compliance with any Environmental Law or to obtain any permit, certificate, license, approval and other authorization under such Environmental Laws has not had, nor is reasonably likely to have, a Material Adverse Effect. Neither it nor its Subsidiaries have entered into, have agreed to or are subject to any judgment, decree or order or other similar requirement of any Governmental Authority under any Environmental Law, including without limitation, relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Materials, which has or is reasonably likely to have a Material Adverse Effect. Neither it nor its Subsidiaries have contractually assumed any liabilities or obligations under any Environmental Law which have or are reasonably likely to have a Material Adverse Effect. There are no facts or circumstances which exist that could give rise to liabilities with respect to Hazardous Materials or any Environmental Law, which have or are reasonably likely to have a Material Adverse Effect.

            6.16 Senior Notes. As of the Effective Date, the Senior Notes have been duly authorized (except with respect to filings, registrations or approvals that may be required under state blue sky securities laws in connection with the sale of the Senior Notes), issued and delivered in accordance with applicable law and the offering memorandum relating thereto, and such offering memorandum, as of the date of its issue, does not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

            The Borrowers and the Parent agree with the Agent and each Bank that, until all Commitments and Letters of Credit have terminated and all Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

            7.01 Financial Statements. The Parent and each Borrower shall deliver to the Agent in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

            (a) as soon as available, but not later than 95 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes agreed upon by the Borrowers and such auditors which are disclosed and described in such statements). Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of the Parent or any of its Subsidiaries; and

            (b) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by any Responsible Officer as being complete and correct and fairly presenting in all material respects, in accordance with GAAP, the financial position and the results of operations of the Parent and its Subsidiaries.

            7.02 Certificates; Other Information. The Parent and each Borrower shall furnish to the Agent, with sufficient copies for each Bank:

            (a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) above, a Compliance Certificate;

            (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Leverage Ratio Certificate duly executed by a Responsible Officer of the Company;

            (c) promptly after the same are sent, copies of all financial statements and reports which the Parent sends to its shareholders; and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Parent may make to, or file with, the Securities and Exchange Commission, other than filings on Form 11-K and S-8;

            (d) promptly after the same are sent, copies of all financial statements and reports which the Parent or any of its Subsidiaries sends to the holders of the Senior Notes (to the extent not theretofore delivered to the Banks pursuant to this Agreement); and

            (e) promptly, such additional business, financial and other information with respect to the Parent or the Company or any of its Subsidiaries as the Agent, at the request of any Bank, may from time to time reasonably request.

            7.03 Notices. The Parent and each Borrower shall, upon any Responsible Officer of the Parent or such Borrower obtaining knowledge thereof, give notice (accompanied by a reasonably detailed explanation with respect thereto) promptly to the Agent, the Issuing Bank and each Bank of:

            (a)   the occurrence of any Default or Event of Default;

            (b) any litigation, arbitration, or governmental investigation or proceeding not previously disclosed by the Parent or the Borrowers to the Banks which has been instituted or, to the knowledge of the Parent or the Borrowers, is threatened against the Parent or the Company or any of its respective Subsidiaries or to which any of their respective properties is subject (i) which has a reasonable likelihood of resulting in a Material Adverse Effect or (ii) relates to this Agreement, any other Loan Document or any of the transactions contemplated hereby;

            (c) any development which shall occur in any litigation, arbitration, or governmental investigation or proceeding previously disclosed by the Parent or the

      Borrowers to the Banks which has a reasonable likelihood of resulting in a Material Adverse Effect; or

            (d) any of the following events affecting the Parent or the Company or any ERISA Affiliate (but in no event more than ten days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Parent, the Company or any ERISA Affiliate with respect to such event:

                  (i)   an ERISA Event; or

                  (ii) if any of the representations and warranties in
            Section 6.07 ceases to be true and correct.

            7.04 Maintenance of Corporate Existence, etc. The Parent and each Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Parent and each Borrower. The Parent will continue to own and hold directly all of the outstanding shares of capital stock of the Company.

            7.05 Foreign Qualification, etc. The Parent and the Company will, and the Company will cause each of its Subsidiaries to, cause to be done at all times all things necessary to maintain and preserve the rights and franchises of the Parent, each Borrower and each Material Subsidiary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to maintain and preserve or so qualify could reasonably be expected to have a Material Adverse Effect.

            7.06 Payment of Taxes, etc. The Parent and the Company will, and the Company will cause each of its Subsidiaries to, pay and discharge, as the same may become due and payable, all federal and material state and local taxes, assessments, and other governmental charges or levies against or on any of its income, profits or property, as well as material claims of any kind which, if unpaid, might become a lien upon any one of its properties, and will pay (before they become delinquent) all other material obligations and liabilities; provided, however, that the foregoing shall not require the Parent or the Company or any of its Subsidiaries to pay or discharge any such tax, assessment, charge, levy, lien, obligation or liability so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with accounting principles generally accepted in the country in which it has its principal place of business.

            7.07 Maintenance of Property; Insurance. The Company will, and will cause each of its Subsidiaries to, keep all of its material property that is useful and necessary in its business in good working order and condition (except for ordinary wear and tear and any failures that could not reasonably be expected to have a Material Adverse Effect) and will maintain, and cause each of its Subsidiaries to maintain, such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated to the Company.

            7.08 Compliance with Laws, etc. The Parent and the Company will, and the Company will cause each of its Subsidiaries to, comply with the Requirements of Law of any Governmental Authority, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

            7.09 Books and Records. The Parent and each Borrower will keep proper books and records reflecting all of their business affairs and transactions in accordance with GAAP and the Company will cause each of its other Subsidiaries to keep proper books and records reflecting all of their business affairs and transactions. The Parent and each Borrower shall permit the Agent or, after the occurrence and during the continuance of any Default under
Section 7.01 or Event of Default, any Bank, or any of their respective representatives or agents, upon reasonable notice and at reasonable times and intervals during ordinary business hours (or at any time if an Event of Default has occurred and is continuing), to visit all of their offices, discuss their financial matters with their officers and, subject to the right of each Borrower's representatives to be present, independent accountants (and hereby authorizes such independent accountants to discuss their financial matters with the Agent, any Bank or its representatives pursuant to the foregoing) and examine and make abstracts or photocopies from any of their books or other corporate records, all at the Parent's or the Borrowers' expense for any charges imposed by such accountants or for making such abstracts or photocopies, but otherwise at the Agent's or such Bank's expense.

            7.10 Use of Proceeds. The Borrowers shall use the proceeds of the Loans to repay obligations to the Banks under the Existing Credit Agreement and for working capital and general corporate requirements of the Company and its respective Subsidiaries.

            7.11 End of Fiscal Years; Fiscal Quarters. The Company will, for financial reporting purposes, cause (i) its fiscal years to end on the Saturday closest to the last day in September of each year and (ii) its fiscal quarters to end in a manner consistent therewith (on a 52/53 week basis).

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

            The Parent and the Company agree with the Agent and each Bank that, until all Commitments and Letters of Credit have terminated and all Obligations (other than indemnities for which no request for payment has been made) have been paid and performed in full:

            8.01 Limitation on Liens. The Parent will not and the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien upon any of its revenues, property (including fixed assets, inventory, real property, intangible rights and stock) or other assets, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) Liens which were granted prior to the date hereof securing Indebtedness or other obligations having an aggregate principal or face amount not exceeding $5,000,000, and refinancings, renewals and extensions thereof to the extent not encumbering additional property;

            (b) Liens for taxes, assessments, or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 7.06;

            (c) Liens encumbering property of the Company or its Subsidiaries of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Company in accordance with GAAP;

            (d) Liens encumbering property of the Company or its Subsidiaries incurred in the ordinary course of business (x) in connection with workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases, and contracts (other than for borrowed money) entered into in the ordinary course of business or (y) to secure obligations on surety or appeal bonds so long as the obligations secured by Liens under this clause (y) do not exceed $20,000,000;

            (e) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

            (f) judgment Liens securing amounts not in excess of (A) $20,000,000
      (i) in existence less than 30 days after the entry thereof, (ii) with respect to which execution has been stayed or (iii) with respect to which the appropriate insurance carrier has agreed in writing that there is coverage by insurance or (B) $5,000,000;

            (g) Liens securing documentary letters of credit; provided such Liens attach only to the property or goods to which such letter of credit relates;

            (h) in addition to Liens referred to in clause (i) below, purchase money security interests encumbering, or Liens otherwise encumbering at the time of the acquisition thereof by the Company and/or its Subsidiaries
      (x) real property and improvements thereto provided such security interests and other Liens do not secure at any time amounts in excess of $25,000,000 in the aggregate for the Company and its Subsidiaries combined and (y) equipment, furniture, machinery or other assets hereafter acquired by the Company or its Subsidiaries for normal business purposes, and refinancings, renewals and extensions of such security interests and Liens;

            (i) Liens on the assets of any Person hereafter acquired by the Company or any of its Subsidiaries, provided that (i) such acquisition is permitted by Section 8.03 and (ii) such Liens were not created in contemplation of or do not arise as result of or otherwise in connection with such acquisition;

            (j) Liens securing the obligations of the Company and/or its Subsidiaries in connection with letters of credit permitted by Section 8.04(f)(y);

            (k) interests in leases under which the Company and/or any of its Subsidiaries are lessors and such leases are otherwise not prohibited by the terms of this Agreement; and

            (l) Liens granted by the Company or its Subsidiaries after the date hereof and not covered by clauses (a) through (j) above (including Liens arising from Sale and Leaseback Transactions and Receivables Sales) securing obligations ("Secured Obligations") which, when added to the aggregate principal amount of Indebtedness incurred by Subsidiaries of the Company (not constituting Secured Obligations) and permitted pursuant to
      Section 8.04(j), shall not exceed in the aggregate, 10% of Consolidated Net Tangible Assets.

            8.02 Disposition of Assets. The Parent will not and the Company will not, and will not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a)   dispositions of assets not constituting Asset Sales;

            (b)   Asset Sales (other than Receivables Sales); and

            (c) Receivables Sales provided that the aggregate Receivables Sale Amount of all such Receivables Sales shall not exceed $100,000,000.

            8.03 Consolidations, Merger, etc. The Parent will not and the Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or convey, sell, transfer, lease or otherwise dispose of all or substantially all of the assets of any such Person or, in the case of the Company's Subsidiaries only, stock in one transaction or a series of transactions, to any other Person or Persons except:

            (a) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto, any Subsidiary of the Company (other than USI Funding) may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Wholly-Owned Subsidiary of the Company;

            (b) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto, the purchase or acquisition by the Company or any Subsidiary of the Company after the Effective Date, of all or substantially all of the assets or stock of any Person or any division thereof if the Company is in pro forma compliance with all covenants hereunder both before and after giving effect to such transaction;

            (c) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto, any Subsidiary of the Company may purchase and merge with any other Person permitted to be acquired pursuant to paragraph (b) above and may be created and capitalized for such purposes;

            (d) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto, the Company may make asset dispositions, as would otherwise be permitted under Section 8.02; and

            (e) so long as no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto, any Subsidiary of the Company (other than USI Funding), may be liquidated or dissolved.

            8.04 Limitation on Indebtedness. The Parent will not and the Company will not, and will not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a)   Indebtedness existing on the Effective Date and described on
      Schedule 8.04(a), and in each case, refinancings or renewals thereof;

            (b)   Indebtedness incurred pursuant to any Loan Document;

            (c)   Indebtedness and among the Company and its Subsidiaries;

            (d) Indebtedness of the Company and its Subsidiaries secured by Liens permitted by Section 8.01(h) and 8.01(i);

            (e) unsecured Indebtedness of the Borrower not to exceed $200,000,000 at any time outstanding;

            (f) letters of credit and reimbursement obligations of the Company and/or its Subsidiaries under (x) documentary letters of credit, (y) letters of credit, so long as the sum of undrawn face amounts and reimbursement obligations under this clause (y) shall not exceed $5,000,000 and (z) other letters of credit, so long as the sum of undrawn face amounts and reimbursement obligations under this clause z shall not exceed $50,000,000;

            (g) Indebtedness (i) of the Company under the Senior Notes and (ii) constituting a guaranty by the Parent of the Senior Notes on a basis that is pari passu with the obligations owed by the Parent to the Banks and, in each case, any refinancings or renewals thereof;

            (h) Indebtedness arising under Interest Rate Protection Agreements entered into by the Company or any of its Subsidiaries relating to Indebtedness permitted hereunder so long as the notional amount thereof does not exceed the principal amount of such Indebtedness;

            (i) unsecured guaranties by the Parent of any Indebtedness of its Subsidiaries permitted to be outstanding hereunder; and

            (j) Indebtedness of the Subsidiaries of the Company not otherwise permitted by this Section 8.04, in an aggregate amount not to exceed, when added to the principal amount of obligations secured by Liens securing Secured Obligations and permitted pursuant to Section 8.01(l), 10% of Consolidated Net Tangible Assets at such time.

No provision of the foregoing shall permit any Subsidiary of the Company to guaranty any amounts under or in connection with the Senior Notes.

            8.05 Transactions with Affiliates. The Parent will not and the Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist:

            (a) any arrangement or contract with any of its Affiliates (other than the Company or a Subsidiary of the Company, as the case may be), of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by the Parent, the Company or any Subsidiary of the Company to any such Affiliate unless such arrangement or contract is fair and equitable to the Parent, the Company or such Subsidiary; or

            (b) any other transaction, arrangement, or contract with any of its Affiliates (other than the Parent, the Company or a Subsidiary of the Company) which would not be entered into by a prudent Person in the position of the Parent, the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

            8.06 Use of Credits; Compliance With Margin Regulations. The Company will not, and will not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, to purchase or carry Margin Stock other than in compliance with Regulations G, T, U and X of the Federal Reserve Board. At no time shall the value of the Margin Stock owned by the Parent and its Subsidiaries or the Company and its Subsidiaries (as determined in accordance with Regulation U of the Federal Reserve Board), as the case may be, exceed 25% of the value (as determined in accordance with Section 221.2(g)(2) of Regulation U of the Federal Reserve Board) of the assets of the Parent and its Subsidiaries or the Company and its Subsidiaries, as the case may be.

            8.07 Preferred Stock. The Parent will not, and will not permit any of its Subsidiaries to, issue any preferred stock (other than Qualified Preferred Stock).

            8.08 Demerger Transaction Documents. (a) The Parent will not and the Company will not, and will not permit any of their Subsidiaries to (a) amend, modify, supplement, waive or otherwise modify any provision of, the Demerger Transaction Documents, or (b) take or fail to take any action (except as required by the terms thereof) under the Demerger Transaction Documents, that in the case of either (a) or (b) could reasonably be expected to have a Material Adverse Effect.

            (b) The Parent will not and the Company will not, and will not permit any of their Subsidiaries to, make any payment contemplated by Section VIII of the Indemnification Agreement relating to the Subscription Agreement at any time that such payment would be prohibited by the terms of such Section VIII.

            8.09 Environmental Liabilities. The Company will not and will not permit any of its Subsidiaries to violate any Environmental Law to an extent sufficient to give rise to a Material Adverse Effect; and, without limiting the foregoing, the Company will not, and will not permit any Person to, dispose of any Hazardous Material into or onto, or (except in accordance with applicable law) from, any real property owned, operated or otherwise used by the Company or any of its Subsidiaries nor allow any Lien imposed pursuant to any Environmental Law to be imposed or to remain on such real property, any of which events are reasonably likely to have a Material Adverse Effect, except as contested in reasonable good faith by appropriate proceedings and the pendency of such proceedings will not have a Material Adverse Effect and except and unless adequate reserves have been established and are being maintained on its books in accordance with GAAP.


            8.10  Financial Covenants.

            (a) Consolidated Leverage Ratio. The Company shall not permit its Consolidated Leverage Ratio as determined for any Measurement Period to be greater than 3.5:1.0.

            (b) Maximum Total Funded Debt. The Company will not permit its ratio of Total Funded Debt to Capital to exceed (A) at any time prior to or on December 31, 1997, 0.65:1.00 or (B) at any time on or after January 1, 1998, 0.60:1.00.

            8.11  Special Covenants of the Parent.

            (a) The Parent shall not take, or fail to take, any action that would result in a breach of, or constitute non-compliance with, any of the representations and undertakings made by Hanson in that certain letter of February 23, 1995 from Hanson to the United Kingdom Inland Revenue.

            (b) The Parent shall not, directly or indirectly, take any action (or fail to take any action) which would cause a loss of its dual tax residency status under the laws of the United Kingdom and of the United States that would reasonably be expected to have a Material Adverse Effect.

            (c) The Parent shall engage in no business activities and shall have no material assets or liabilities (other than debt permitted to be incurred by the Parent pursuant to Section 8.04), other than (a) the management of its affairs and, in its capacity as a stockholder thereof, the affairs of the Company, including those activities (i) relating to the Parent's status as a reporting company under the Securities Exchange Act of 1934 and (ii) relating to the requirements of clauses (a) and (b) above, (b) its ownership of the capital stock of the Company, (c) its liabilities pursuant to the Loan Documents and (d) its rights and obligations pursuant to the Demerger Transaction Documents.


                                   ARTICLE IX.

                                EVENTS OF DEFAULT

            9.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any amount of any Letter of Credit Obligation, or (ii) within five days after the same shall become due, any interest, fee or any other amount payable hereunder; or

            (b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries or the Parent made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, the Parent or their respective Responsible Officers, furnished at any time under this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. Any Borrower or the Parent fails to perform or observe any term, covenant or agreement contained in Sections 7.03(a), 7.10, 7.11 or Article VIII; or

            (d) Other Defaults. The Parent, the Company or any of its Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrowers by the Agent or any Bank; or

            (e) Cross-Default. The Parent, the Company or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount of $20,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or

            (f) Insolvency; Voluntary Proceedings. The Parent, the Company or any of its Material Subsidiaries (i) generally fails to pay its debts as they become due; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Parent, the Company or any of its Material Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Parent's, the Company's or any of its Material Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Parent, the Company or any of its Material Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Parent, the Company or any of its Material Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent, the Company or an ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Parent, the Company or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans with Unfunded Pension Liabilities in an aggregate amount in excess of $30,000,000; (iii) any of the representations and warranties contained in
      Section 6.07 shall cease to be true and correct in any material respect and which cessation has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the Parent, the Company or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

            (i) Judgments. One or more non-interlocutory judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries or the Parent involving in the aggregate a liability (not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (j)   Change of Control.  Any Change of Control shall occur; or

            (k) Guaranty. Any provision of Article X of this Agreement shall for any reason cease to be valid and binding on or enforceable against the Parent, any Borrower or any other Guarantor Party or the Parent, any Borrower or any Guarantor Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

            (l)   Tax Status.

                    (i) the Parent or any of its Subsidiaries shall incur a
            liability to Hanson of the type referred to in Section VIII of the Indemnification Agreement relating to the Subscription Agreement; or

                    (ii) there shall be a final, nonappealable determination
            by the applicable Governmental Authority that the Parent has failed to maintain its dual tax residency in the United States and the United Kingdom that would reasonably be expected to have a Material Adverse Effect.

            9.02 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

            (a) declare the Commitment of each Bank to make Committed Loans and any obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall forthwith be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower and the Parent;

            (c) demand that the Borrowers Cash Collateralize Letter of Credit Obligations to the extent of outstanding and wholly or partially undrawn Letters of Credit, whereupon the Borrowers shall so Cash Collateralize;

            (d) exercise on behalf of itself, the Issuing Bank and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; and

            (e) apply any cash collateral as provided in Section 3.07 to the payment of outstanding Obligations;

provided, however, that upon the occurrence of any event specified above in paragraph (f) or (g) of Section 9.01 with respect to any Borrower (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate, and all reimbursement obligations under Letters of Credit and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act or notice by the Agent, the Issuing Bank or any Bank, which are hereby expressly waived by each Borrower and the Parent.

            9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X.

                                  THE GUARANTY

            10.01  Guaranty from the Guarantor Parties.

            (a) In order to induce the Banks to make Loans to the Borrowers under this Agreement and to induce the Issuing Bank to issue Letters of Credit, each Guarantor Party hereby unconditionally and irrevocably guarantees the prompt payment and performance in full by its respective Guaranteed Party when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations of such Guaranteed Party. The obligations of each Guarantor Party hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations of the Guaranteed Party. A separate action or actions may be brought against a Guarantor Party whether or not an action is brought against its respective Guaranteed Party, any other guarantor or other obligor in respect of the Guaranteed Obligations or whether its respective Guaranteed Party, any other guarantor or any other obligor in respect of the Guaranteed Obligations is joined in any such action or actions. Each Guaranteed Party waives, to the extent permitted by applicable law, the benefit of any statute of limitation affecting its liability hereunder and agrees that its liability hereunder shall not be subject to any right of set-off, counterclaim or recoupment (each of which rights is hereby waived to the extent permitted by applicable law).

            (b) Each Guarantor Party guarantees that the obligations guaranteed by it hereby will be paid and performed strictly in accordance with the terms of this Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Issuing Bank or the Banks with respect thereto. To the extent permitted by law, the liability of each Guarantor Party under this guaranty shall be absolute and unconditional irrespective of, and each Guarantor Party hereby irrevocably waives (to the extent permitted by applicable law) any defenses it may now or hereafter have in any way relating to, any and all of the following:

                   (i) any lack of genuineness, validity, legality or
            enforceability against any respective Guaranteed Party or any other guarantor of this Agreement, any other Loan Document or any document, agreement or instrument relating hereto or any assignment or transfer of this Agreement or any other Loan Document or any defense that any respective Guaranteed Party may have with respect to its liability hereunder or thereunder;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, this Agreement, any other Loan Document or any document, instrument or agreement relating to the Guaranteed Obligations or any other instrument or agreement referred to herein or any assignment or transfer of this Agreement;

                 (iii) any release or partial release of any other
            guarantor or other obligor in respect of the Guaranteed Obligations;

                  (iv) any exchange, release or non-perfection of any collateral for all or any of the Guaranteed Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for any or all of the Guaranteed Obligations;

                   (v) any furnishing of any additional security for any of the Guaranteed Obligations;

                  (vi) the liquidation, bankruptcy, insolvency or reorganization of any Guaranteed Party, any other guarantor or other obligor in respect of the Guaranteed Obligations or any action taken with respect to this guaranty or otherwise by any trustee or receiver, or by any court, in any such proceeding;

                 (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of any Guaranteed Party or any guarantor are subordinated to those of the Banks, the Issuing Bank or the Agent; or

                (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Guaranteed Party or any Guarantor Party.

            (c) This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Guaranteed Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of any Guaranteed Party or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any of the Agent, the Issuing Bank or any Bank, all as though such payment or performance had not been made.

            (d) If an event permitting the acceleration of any of the Guaranteed Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against any Borrower of a case or proceeding under any bankruptcy or insolvency law, the relevant Guarantor Party agrees that, for purposes of this guaranty and its obligations hereunder, the Guaranteed Obligations shall be deemed to have been accelerated and such Guarantor Party shall forthwith pay such Guaranteed Obligations (including interest which but for the filing of a petition in bankruptcy with respect to such Borrower would accrue on such Obligations), and the other obligations hereunder, forthwith upon demand.

            (e) Each Guarantor Party hereby waives (i) promptness, diligence, presentment, notice of nonperformance, protest or dishonor, notice of acceptance and any and all other notices with respect to any of the Guaranteed Obligations or this Agreement or any other Loan Document, and
      (ii) to the extent permitted by applicable law, any right to require that any Agent, the Issuing Bank or any Bank protect, secure, perfect or insure any Lien in or any Lien on any property subject thereto or exhaust any right or pursue any remedy or take any action against any Guaranteed Party, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of the Agent, the Issuing Bank or any Bank in favor of such Guaranteed Party.

            (f) Each Guarantor Party expressly waives until the Guaranteed Obligations under this Agreement are paid in full any and all rights of subrogation, reimbursement, contribution and indemnity (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, arising from the existence or performance of this guaranty and each Guarantor Party irrevocably waives until the Guaranteed Obligations under this Agreement are paid in full any right to enforce any remedy which the Agent, the Issuing Bank or the Banks now have or may hereafter have against any Guaranteed Party and waives, to the extent permitted by law, until the Guaranteed Obligations under this Agreement are paid in full any benefit of, and any right to participate in, any security now or hereafter held by the Agent, the Issuing Bank or any Bank.

            (g) If, in the exercise of any of its rights and remedies, the Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guaranteed Party or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor Party hereby consents to such action and waives any claim based upon such action (to the extent permitted by applicable law). Any election of remedies which results in the denial or impairment of the right of the Agent, the Issuing Bank or any Bank to seek a deficiency judgment against any Guaranteed Party shall not impair the relevant Guarantor Party's obligation to pay the full amount of the Guaranteed Obligations.

            (h) This guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this guaranty and the termination of the Commitments; (ii) be binding upon each Guarantor, its successors and assigns; and (iii) inure, together with the rights and remedies hereunder, to the benefit of the Agent, the Issuing Bank, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may, subject to the terms of this Agreement, assign or otherwise transfer its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect hereof granted to such Bank pursuant to this guaranty or otherwise, all as provided in, and to the extent set forth in, this Agreement.

            (i) Any obligations of any Guaranteed Party to its respective Guarantor Party, now or hereafter existing, are hereby subordinated to the Guaranteed Obligations. Such obligations of such Guaranteed Party to its respective Guarantor Party, if the Majority Banks so request, shall be enforced and amounts recovered shall be received by such Guarantor Party as trustee for the Banks and the proceeds thereof shall be paid over to the Banks on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor Party under the provisions of this guaranty.

            (j) Upon failure of the Guaranteed Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, the respective Guarantor Party hereby agrees immediately on demand by any of the Banks or the Agent to pay or cause to be paid in accordance with the terms hereof an amount equal to the full unpaid amount of the Guaranteed Obligations then due in Dollars.

            (k) All payments by a Guarantor Party hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless such deduction or withholding is required by law. If a Guarantor Party shall be required by law to make any such deduction or withholding, then such Guarantor Party shall pay such additional amounts as may be necessary in order that the net amount received by the applicable Bank, the Issuing Bank or the Agent, as the case may be, after all deductions and withholdings, shall be equal to the full amount that such Person would have received, after all deductions and withholdings, had the respective Guaranteed Party discharged its obligations (including its tax gross-up obligations) pursuant to Section 4.01.

                  Any amounts deducted or withheld by a Guarantor Party for or on account of Taxes shall be paid over to the government or taxing authority imposing such Taxes on a timely basis, and such Guarantor Party shall provide the applicable Bank, the Issuing Bank or the Agent, as the case may be, as soon as practicable with such tax receipts or other official documentation (and such other certificates, receipts and other documents as may reasonably be requested by such Person) with respect to the payment of such Taxes as may be available.


                                   ARTICLE XI.

                  THE AGENT, THE ISSUING BANK AND THE ARRANGER

            11.01  Appointment and Authorization.

            (a) Each of the Banks, the Issuing Bank and the Swingline Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, the Issuing Bank or the Swingline Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            (b) The Issuing Bank shall have all of the benefits and immunities
      (i) provided to the Agent in this Article XI with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Applications pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article XI, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

            11.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

            11.03 Liability of Agent. None of the Agent, its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for their own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Parent, the Company or any Subsidiary or Affiliate thereof, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, the Parent or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower, the Parent or any of their respective Subsidiaries or Affiliates.

            11.04  Reliance by Agent.

            (a) The Banks agree that the Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers or the Parent), independent accountants and other experts selected by the Agent. The Banks agree that the Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks or, as required by Section 12.01, all the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or, as required by Section
      12.01 all the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 5.01 as it relates to the initial Borrowing and issuances of Letters of Credit on the Effective Date, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the initial Borrowing and issuances of Letters of Credit on the Effective Date specifying in reasonable detail its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Bank shall not have made available to the Agent such Bank's ratable portion of such Borrowing.

            11.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks or the Issuing Bank, unless the Agent shall have received written notice from a Bank or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks and the Issuing Bank. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with
Article IX; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

            11.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, the Parent and their Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers, the Parent and their Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers, the Parent and their Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers, the Parent and their Subsidiaries which may come into the possession of any of the Agent-Related Persons.

            11.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify, upon demand, each of the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the expiration of the Letters of Credit and the repayment of the Loans and the termination or resignation of the Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to any of the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid as a result thereof, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this
Section 11.07, together with all costs and expenses (including Attorney Costs). The obligation of the Banks in this Section 11.07 shall survive the payment of all Obligations hereunder.

            11.08 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers, the Parent and their Subsidiaries and Affiliates as though Bank of America were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. With respect to its Loans and participation in Letters of Credit, Bank of America shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

            11.09 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and the Borrowers. If the Agent shall resign as Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to the approval of the Borrowers if no Event of Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and subject to the approval of the Borrowers if no Event of Default has occurred and is continuing, such approval not to be unreasonably withheld or delayed, a successor agent from among the Banks or any Bank Affiliate. Any successor Agent appointed under this
Section 11.09 shall be a commercial bank organized under the laws of the United States or any State thereof, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Sections 12.04 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

            11.10 The Arranger. The Arranger, in such capacity, shall have no duties or responsibilities, and shall incur no obligations or liabilities, under this Agreement. Each Bank acknowledges that it has not relied, and will not rely, on the Arranger in deciding to enter into this Agreement.

            11.11 Co-Agents; Managing Agents. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" or "managing agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                  ARTICLE XII.

                                  MISCELLANEOUS

            12.01 Amendments and Waivers. (a) No amendment or waiver of, any provision of this Agreement or any other Loan Document and no consent with respect to any departure by any Borrower or the Parent therefrom, shall be effective unless the same shall be in writing and signed by the Parent, each Borrower and the Majority Banks and acknowledged by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Banks affected thereby and acknowledged by the Agent, do any of the following:

             (i) increase or extend the Commitment of such Bank (or reinstate any Commitment terminated pursuant to Section 9.02(a)) (except as provided in Section 12.07);

            (ii) postpone or delay any Scheduled Commitment Reduction Date or any date for any payment of interest or fees due to the Banks (or any of them) hereunder or under any other Loan Document or extend the Termination Date (other than in compliance with Section 2.19);

           (iii) reduce the principal of, or the rate of interest specified herein on any Loan or Letter of Credit Borrowing (other than with respect to post-default rates), or of any fees or other amounts payable hereunder or under any other Loan Document or reduce the Applicable Margin provided for herein;

            (iv) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

             (v) amend this Section 12.01, the definition of the term "Majority Banks" or any provision of this Agreement expressly requiring the consent of all the Banks in order to take or refrain from taking any action; or

            (vi) release the guaranty of any Guarantor Party under its guaranty pursuant to Article X, except in accordance with the express provisions thereof;

and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Related Document, (B) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights and duties of the Swingline Bank under this Agreement and (C) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

            (b) If, in connection with any proposed change, waiver, discharge or any termination to any of the provisions of this Agreement as contemplated by clauses (ii) through (vi), inclusive, of the first proviso to Section 12.01(a), the consent of the Majority Banks is obtained but the consent of one or more other Banks whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Banks whose individual consent is required are treated the same, to replace each such nonconsenting Bank or Banks with one or more Replacement Banks pursuant to Section 4.08(b) so long as at such time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination.

            12.02  Notices.

            (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed, transmitted by facsimile or delivered, (A) if to the Borrowers, the Parent, the Agent, the Issuing Bank or the Swingline Bank, to the address or facsimile number specified for notices on the applicable signature page hereof; (B) if to any Bank, to the notice address of such Bank set forth on Schedule 1.01(a); or (C) as directed to the Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent.

            (b) All such notices, requests and communications shall be effective when delivered or transmitted by facsimile machine, respectively, provided that any matter transmitted by the Borrowers by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof or on Schedule 1.01(a), and (ii) shall be followed promptly by a hard copy original thereof; except that notices to the Agent shall not be effec-tive until actually received by the Agent, notices to the Swingline Bank pursuant to Section 2.03 shall not be effective until received by the Swingline Bank, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank.

            (c) The Borrowers acknowledge and agree that any agreement of the Agent, the Issuing Bank, the Swingline Bank and the Banks at Articles II and III herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrowers. The Agent, the Issuing Bank, the Swingline Bank and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the relevant Borrower to give such notice and the Agent, the Issuing Bank, the Swingline Bank and the Banks shall not have any liability to such Borrower or any other Person on account of any action taken or not taken by the Agent, the Issuing Bank, the Swingline Bank or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and drawings under Letters of Credit shall not be affected in any way or to any extent by any failure by the Agent, the Issuing Bank, the Swingline Bank and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent, the Issuing Bank, the Swingline Bank and the Banks of a confirmation which is at variance with the terms understood by the Agent, the Issuing Bank, the Swingline Bank or the Banks to be contained in the telephonic or facsimile notice.

            12.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank, the Swingline Bank or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

            12.04 Costs and Expenses. The Borrowers shall, whether or not the transactions contemplated hereby shall be consummated:

            (a) pay or reimburse on demand for all reasonable costs and expenses incurred by the Agent, in connection with the development, preparation, delivery, administration, syndication of the Commitments under and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Agent with respect thereto;

            (b) pay or reimburse each Bank, the Issuing Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding) under this Agreement (including the guaranty contained in
      Article X), any other Loan Document, and any such other documents, including Attorney Costs or the cost of any consultants incurred by the Agent and any Bank; and

            (c) pay or reimburse the Agent and the Issuing Bank on demand for all appraisal (including, without duplication, the allocated cost of internal appraisal services), audit, environmental inspection and review (including, without duplication, the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section 12.04.

            12.05 Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers shall pay, indemnify, and hold each Bank, the Issuing Bank, the Swingline Bank, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to (a) any investigation, litigation or proceeding (including any Insolvency Proceeding) related to this Agreement or the Loan Documents or the Loans or the Letters of Credit, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto and
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any property owned or at any time operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location by the Company or any of its Subsidiaries, whether or not owned or operated by the Company or any of its Subsidiaries, the noncompliance of any property with Environmental Laws (including applicable permits thereunder) applicable to any property, or any Environmental Claim asserted against the Parent, the Company, any of its Subsidiaries or any property owned or at any time operated by the Company or any of its Subsidiaries, (all the foregoing described in (a) and (b) above, collectively, the "Indemnified Liabilities"); provided, however, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person as the same is determined by a final judgment of a court of competent jurisdiction. The obligations in this Section 12.05 shall survive payment of all other Obligations.

            12.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor the Parent nor USI Funding may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank, provided that USI Funding may assign or transfer any of its rights or obligations under this Agreement to another direct or indirect Wholly-Owned Subsidiary of the Company with the prior written consent of the Majority Banks and the Agent so long as (i) such Subsidiary assumes all of the obligations of USI Funding as a Borrower hereunder and (ii) any obligations of such Subsidiary that are assigned or transferred under this proviso are guaranteed on a similar basis as the obligations of USI Funding are guaranteed.

            12.07  Assignments, Participations, etc.

            (a) Any Bank may, with the written consent of the Borrowers and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder; provided, however, that any such assignment to an Eligible Assignee shall be in a minimum amount equal to $5,000,000 and provided, further, that the Borrowers, the Issuing Bank, the Swingline Bank and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee;
      (ii) such Bank and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance"); and (iii) in the case of any assignment to an Assignee which is not already a Bank, the assignor bank or Assignee has paid to the Agent a processing fee in the amount of $3,000; and provided, still further, that any assignment hereunder must include an equal percentage of the assignor Bank's Commitment and Committed Loans.

            (b) From and after the date that the Agent notifies the assignor Bank that the requirements of paragraph (a) above are satisfied, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and

      Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. Anything herein to the contrary notwithstanding, any Bank assigning all of its Loans, Commitments and other rights and obligations hereunder to an Assignee shall continue to have the benefit of all indemnities hereunder following such assignment.

            (c) Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Aggregate Commitment arising therefrom. The Commitment allocated to an Assignee shall reduce the Commitment of the assigning Bank pro tanto.

            (d) Any Bank may at any time sell to one or more banks or other Persons not Affiliates of any Borrower (a "Participant") participating interests in any Loans, the Commitment of such Bank and the other interests of such Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers, the Parent, the Issuing Bank, the Swingline Bank and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
      (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, provided that such Participant shall have the right to approve any amendment, consent or waiver described in clauses (i), (ii) and (iii) of the first proviso to Section 12.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 12.05, subject to the same limitations, as though it were also a Bank hereunder, subject to clause (f) below, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the extent permitted under applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans made by the Borrowers or the Parent to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrowers' or the Parent's obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

            (f) No Participant shall be entitled to receive any greater payment under Sections 4.01 or 4.03 than such Originating Bank would have been entitled to receive with respect to the rights transferred unless such transfer is made with the Borrowers' prior written consent.

            12.08 Confidentiality. Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by any Borrower and provided to it by the Parent, the Company or any Subsidiary of the Company, or by the Agent on the Parent's, the Company's or such Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (b) was or becomes available on a non-confidential basis from a source other than any Borrower or the Parent, provided that such source is not bound by a confidentiality agreement with any Borrower or the Parent, known to the Bank; provided, further, however, that any Bank may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; and (vi) to such Bank's independent auditors, other professional advisors and employees of such Bank's Bank Affiliates (or any Affiliate of such Bank engaged in capital market transactions generally) retained by such Bank in connection with this Agreement. Notwithstanding the foregoing, the Borrowers authorize each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries or the Parent which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Borrowers or the Parent in connection with the Banks' credit evaluation of the Borrowers prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrowers or the Parent, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

            12.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default occurs and is continuing, each Bank is authorized at any time and from time to time, without prior notice to the Borrowers or the Parent, any such notice being waived by the Borrowers and the Parent to the fullest extent permitted by law, to set off and apply, to the extent permitted by applicable law, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Borrowers or the Parent against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers or the Parent and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 12.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

            12.10 Notification of Addresses, Lending Offices, etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

            12.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.

            12.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

            12.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Agent, the Issuing Bank, the

Swingline Bank or any Bank shall have any obligation to any Person not a party to this Agreement or any other Loan Document.

            12.14  Governing Law and Jurisdiction.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PARTIES HERETO EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

            12.15 Waiver of Jury Trial. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 12.15 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF

OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMEND- MENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                           USI AMERICAN HOLDINGS, INC.



                                    By /s/ Robert M. Brier
                                    Title: Vice President - Finance
                                           and Treasurer


                                    Address for notices:

                                    101 Wood Avenue South
                                    Iselin, NJ 08830
                                    Attn: Peter F. Reilly,
                                           Assistant Treasurer
                                    Facsimile: (908) 767-2390
                                    Tel: (908) 767-2252


                                    USI FUNDING, INC.


                                    By /s/ Robert M. Brier
                                    Title: Vice President - Finance
                                           and Treasurer


                                    Address for notices:

                                    101 Wood Avenue South
                                    Iselin, NJ  08830
                                    Attn: Peter F. Reilly
                                           Assistant Treasurer
                                    Facsimile: (908) 767-2390
                                    Tel: (908) 767-2252

                                    U.S. INDUSTRIES, INC.


                                    By /s/ Robert M. Brier
                                    Title: Vice President - Finance
                                           and Treasurer


                                    Address for notices:

                                    101 Wood Avenue South
                                    Iselin, NJ  08830
                                    Attn: Peter F. Reilly
                                           Assistant Treasurer
                                    Facsimile: (908) 767-2390
                                    Tel: (908) 767-2252


                                    BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Agent



                                    By /s/ Steve A. Aronowitz
                                    Title: Managing Director


                                    Address for notices:

                                    1455 Market Street, 12th Floor
                                    San Francisco, CA 94103
                                    Attn:  Steven Low
                                           Agency Administrative
                                    Services (#5596)
                                    Facsimile: (415) 436-2700
                                    Tel: (415) 436-3338

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION,
                                    as Issuing Bank


                                    By /s/ Steve A. Aronowitz
                                    Title: Managing Director


                                    Address for notices:

                                    Bank of America National Trust
                                    and Savings Association
                                    Letter of Credit (#1580)
                                    231 LaSalle Street
                                    Chicago, IL  60697
                                    Attn:  Philip J. Kelly, VP
                                    Facsimile:  (312) 987-6828
                                    Tel:  (312) 923-0685

                                    With a copy to:

                                    1455 Market Street, 12th Floor
                                    San Francisco, CA 94103
                                    Attn:  Steven Low
                                           Agency Administrative
                                    Services (#5596)
                                    Facsimile: (415) 436-2700
                                    Tel: (415) 436-3338

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION,
                                     as Swingline Bank



                                    By /s/ Steve A. Aronowitz
                                    Title: Managing Director


                                    Address for notices:


                                    1455 Market Street, 12th Floor
                                    San Francisco, CA 94103
                                    Attn:  Steven Low
                                           Agency Administrative
                                    Services (#5596)
                                    Facsimile: (415) 436-2700
                                    Tel: (415) 436-3338

                                    With a copy to:

                                    335 Madison Avenue
                                    New York, NY  10017
                                    Attn: Steve Aronowitz
                                    Credit Management
                                    Facsimile: (212) 503-7771
                                    Tel: (212) 503-7950

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION,
                                       as Bank



                                    By /s/ Steve A. Aronowitz
                                    Title: Managing Director


                                    Address for notices:

                                    335 Madison Avenue
                                    New York, NY  10017
                                    Attn: Steve Aronowitz
                                    Credit Management
                                    Facsimile: (212) 503-7771
                                    Tel: (212) 503-7950



                                    BA SECURITIES, INC.,
                                       as Arranger


                                    By /s/ Frank Brittan
                                    Title: Managing Director

                                    Address for notices:

                                    335 Madison Avenue
                                    New York, New York  10017
                                    Attn:  Frank Brittan
                                    Syndications (#2698)
                                    Facsimile:  (212) 503-7355/7031
                                    Tel.:  (212) 503-8339

                                                       SCHEDULE 1.01(a)




                            LENDING OFFICES


                                    Eurodollar Lending Office
Domestic Lending Office             (If Different)


Bank of America National Trust and
  Savings Association
335 Madison Avenue
New York, NY 10017
Attention:  Steve Aronowitz
            Credit Management
Facsimile:  (212) 503-7771
Telephone:  (212) 503-7950

                                                       SCHEDULE 1.01(b)




                              COMMITMENTS


Bank                                Commitment


Bank of America                     $750,000,000

                                                       SCHEDULE 3.01(b)




                      EXISTING LETTERS OF CREDIT

                                                          SCHEDULE 6.15




                         ENVIRONMENTAL MATTERS

                                                       SCHEDULE 8.04(a)




                         EXISTING INDEBTEDNESS

                                                              EXHIBIT A
                                                              Page 1





                                                              EXHIBIT A


                                FORM OF
                          NOTICE OF BORROWING


                                                 Date:  __________, ___



Bank of America National Trust
  and Savings Association, as Agent
Attention: Agency Administrative
                         Services 5596

      Re: Credit Agreement dated as of December 12, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among USI AMERICAN HOLDINGS, INC., USI FUNDING, INC., U.S. INDUSTRIES, INC., the Banks party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and BA SECURITIES, INC., as Arranger


Ladies and Gentlemen:

            The undersigned, [USI American Holdings, Inc.] [USI Funding, Inc.], refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section [2.03(a)] [2.03(f)] of the Credit Agreement, of the Borrowing specified herein:

      (1)   The Business Day of the proposed Borrowing is _________, ___.
      (2)   The aggregate amount of the proposed Borrowing is $____________.
      (3) The proposed Borrowing is to be comprised of [Eurodollar Committed] [Base Rate [Committed]] [IBOR] [Negotiated Rate] Loans.

      [(4) The duration of the Interest Period for the [Eurodollar Committed] [IBOR] [Negotiated Rate] Loans included in the proposed Borrowing shall be [[one] [two] [three] [six] months] [[one] [two] [three] weeks] [[___] days].]






0000DUKZ.W51

                                                              EXHIBIT A
                                                              Page 2




            The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the applicable representations and warranties of the undersigned contained in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

            (b) no Default or Event of Default exists or shall result from such proposed Borrowing.


[USI AMERICAN HOLDINGS, INC.]
[USI FUNDING, INC.]


By
  Title:







0000DUKZ.W51

                                                              EXHIBIT B


                           FORM OF NOTICE OF
                        CONVERSION/CONTINUATION


                                                   Date: ________, ____



Bank of America National Trust
  and Savings Association, as Agent
Attention: Agency Administrative
                          Services 5596

      Re: Credit Agreement dated as of December 12, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among USI AMERICAN HOLDINGS, INC., USI FUNDING, INC., U.S. INDUSTRIES, INC., the Banks party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and BA SECURITIES, INC., as Arranger


Ladies and Gentlemen:

      The undersigned, [USI American Holdings, Inc.] [USI Funding, Inc.], refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein:

      (1)   The date of the [conversion] [continuation] is __________, ____.

      (2)   The aggregate amount of the Loans to be [converted] [continued] is
      $
       ------------.

      (3) The Loans are to be [converted into] [continued as] [Base Rate] [Eurodollar] Committed Loans.







0000DUL3.W51

                                                              EXHIBIT B
                                                              Page 2



      (4) [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [[one] [two] [three] [six] months] [_____ days].


[USI AMERICAN HOLDINGS, INC.]
[USI FUNDING, INC.]



By
  Title:






0000DUL3.W51

                                                              EXHIBIT C

                    FORM OF COMPETITIVE BID REQUEST

                                                   Date: ________, ____


Bank of America National Trust
  and Savings Association, as Agent
Attention: Agency Administrative
                          Services 5596

      Re: Credit Agreement dated as of December 12, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among USI AMERICAN HOLDINGS, INC., USI FUNDING, INC., U.S. INDUSTRIES, INC., the Banks party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and B.A. SECURITIES, INC., as Arranger.

Ladies and Gentlemen:

      The undersigned, [USI American Holdings, Inc.] [USI Funding, Inc.], refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice pursuant to Section 2.06 of the Credit Agreement of a Competitive Bid Request for Bid Loans as follows:

            (1)   The Business Day of the proposed Bid Borrowing is

      --------------, -----.

            (2)   The aggregate amount of the proposed Bid Borrowing is
      $
       -----------------.

            (3) The proposed Bid Borrowing to be made pursuant to Section 2.06 shall be comprised of [Eurodollar] [Absolute Rate] Bid Loans.

            [(4) The Interest Period[s] for the Bid Loans included in the proposed Bid Borrowing shall be [[one] [two] [three] [four] [five] [six] months] [[______] days].


[USI AMERICAN HOLDINGS, INC.]
[USI FUNDING, INC.]

By
Title:



0000DV78.W51

                                                                     EXHIBIT D

                            FORM OF COMPETITIVE BID

                                                             ___________, 199_

Bank of America National Trust
 and Savings Association, as Agent
Attention: Agency Administrative Services 5596

      Re: Credit Agreement dated as of December 12, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among USI AMERICAN HOLDINGS, INC., USI FUNDING, INC., U.S. INDUSTRIES, INC., the Banks party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and B.A. SECURITIES, INC., as Arranger.

Ladies and Gentlemen:

      The undersigned, [Name of Bank], refers to the Credit Agreement, the terms defined herein as therein defined. In response to the Competitive Bid Request of [the Company] [USI FUNDING, INC.] dated ______________, ____ and in accordance with subsection 2.06(c)(ii) of the Credit Agreement, the undersigned Bank offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

Date of Borrowing:  ________________, ____

Aggregate Maximum Bid Amount:  $______________

================================================================================
Principal                   Principal                  Principal
Amount $_________           Amount $_________          Amount $_________
--------------------------------------------------------------------------------
Interest:                   Interest:                  Interest:
[Absolute                   [Absolute                  [Absolute
 Rate __%, __%, __%]         Rate __%, __%, __%]        Rate __%, __%, __%]
--------------------------------------------------------------------------------
or

[LIBOR                      [LIBOR                     [LIBOR
 Margin +/- __%,             Margin +/- __%,            Margin +/- __%,
 +/- __%, +/- __%]           +/- __%, +/- __%]          +/- __%, +/- __%]
--------------------------------------------------------------------------------
Interest                    Interest                   Interest
Period ____________         Period ____________        Period ____________
================================================================================

[NAME OF BANK]

By:
Title:



0000DV7C.W51

                                                              EXHIBIT E




                  FORM OF LEVERAGE RATIO CERTIFICATE



                                                 Date:  _________, ____



      Re: Credit Agreement dated as of December 12, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among USI AMERICAN HOLDINGS, INC., USI FUNDING, INC., U.S. INDUSTRIES, INC., the Banks party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and BA SECURITIES, INC., as Arranger


Bank of America National Trust
  and Savings Association
  as Agent for the Banks party to the
  Credit Agreement referred to above
1455 Market Street
13th Floor
San Francisco, California  94103
Attention:  Agency Administrative Services 5596

Ladies and Gentlemen:

            This Leverage Ratio Certificate is delivered pursuant to Section 7.02(b) of the Credit Agreement. Any terms defined in the Credit Agreement and not defined in this Leverage Ratio Certificate are used herein as defined in the Credit Agreement.

            The Company hereby certifies and warrants that, as of the dates set forth below:

            (a) for the Measurement Period ending on or closest to ____________, ____, (the "Computation Date") the ratio of (i) Total Funded






0000DUL9.W51

                                                              EXHIBIT E
                                                              Page 2




      Debt as of the Computation Date to (ii) Adjusted EBITDA for such Measurement Period was approximately (and in any event not less than) _____ to _____, as computed on ANNEX 1 hereto;

            (b) as of each of the Computation Date and the date hereof, no Default or Event of Default has occurred and is continuing or will have occurred and be continuing.

            The undersigned is a duly elected, qualified and acting Responsible Officer of the Company.


            IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, this ____ day of _____, ____.

                                    USI AMERICAN HOLDINGS, INC.



                                    By_______________________
                                      Name:
                                     Title:







0000DUL9.W51

                                                                         ANNEX 1
                                                                    TO EXHIBIT E
                                                                          page 3


            The information described herein is as of _______________, _____ and pertains to the accounting period from ________________, _____ to ______________, _____ (the "Measurement Period").

I.    Consolidated Leverage Ratio

1.    Total Funded Debt on the last day of
      the Measurement Period                                  $_____

2.    Adjusted EBITDA for such
      Measurement Period                                      $_____

3.    Ratio of line 1 to line 2 =
      Consolidated Leverage Ratio                    _____ to _____.







0000DUL9.W51

                                                              EXHIBIT F




                          FORM OF OPINION OF
                         DAVIS POLK & WARDWELL



                                                      December 12, 1996



To the Banks, the Issuing Bank and
  Swingline Bank and the Agent
  referred to below
c/o Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street
San Francisco, CA  94103

Ladies and Gentlemen:

             We have acted as special counsel for USI American Holdings, Inc., a Delaware corporation (the "Company"), USI Funding, Inc. ("USI Funding" and together with the Company, each a "Borrower" and, collectively, the "Borrowers"), a Delaware Corporation and U.S. Industries, Inc., a Delaware corporation (the "Parent"), in connection with the Credit Agreement dated as of December 12, 1996 (the "Credit Agreement") among the Company, USI Funding, the Parent, the banks listed on the signature pages thereof (the "Banks"), Bank of America National Trust and Savings Association, as Issuing Bank and Swingline Bank (the "Issuing Bank and Swingline Bank"), and as Agent (the "Agent"), and BA Securities, Inc., as Arranger. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.







0000DULA.W51

                                                              EXHIBIT F
                                                              Page 2




             For purposes of this opinion, we have assumed that (i) each of the Company, USI Funding and the Parent (each a "Loan Party") is a corporation validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to execute, deliver and perform its obligations under the Credit Agreement and (ii) the Credit Agreement has been duly authorized, executed and delivered by all parties thereto.

             Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

             1. The Credit Agreement constitutes a valid and binding obligation of each Loan Party, in each case enforceable against such Loan Party, party thereto, in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

             The foregoing opinion is subject to the following qualifications:

             (a) We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which may limit the rate of interest that such Bank may charge or collect.

             (b) We express no opinion as to the possible applicability to the transactions contemplated by the Credit Agreement of Section 548 of the Bankruptcy Code or comparable provisions of other applicable law.

             (c) We wish to point out that the provisions of the Credit Agreement which permit a Bank or the Issuing Bank and Swingline Bank or the Agent to take actions or make determinations or benefit from indemnities and similar undertakings may be subject to requirements that such actions or determinations be made, or that any action or inaction by any Bank, the Issuing Bank and Swingline Bank or the Agent which may give rise to a request for payment under such indemnity or other undertaking, be taken or not taken, reasonably and in good faith.

             (d) We express no opinion as to last clause of the second sentence of Section 10.01(a) of the Credit Agreement.







0000DULA.W51

                                                              EXHIBIT F
                                                              Page 3




             (e) We express no opinion as to Section 10.01(i) of the Credit Agreement.

             We are members of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

             This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that each lender that becomes a party to the Credit Agreement from time to time in accordance with the provisions of the Credit Agreement may rely upon this opinion to the same extent as if it were specifically addressed and delivered to such lender on the date hereof; provided that we express no opinion as to the effect of events occurring, circumstances arising or changes of law after the date hereof on the opinions set forth herein.


                                Very truly yours,






0000DULA.W51

                                                              EXHIBIT G



                          FORM OF OPINION OF
                         GEORGE MACLEAN, ESQ.



                                                      December 12, 1996


To the Banks, the Issuing Bank and
  Swingline Bank and the Agent
  referred to below
  c/o Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street
San Francisco, CA 94103

Ladies and Gentlemen:

I am the General Counsel of USI American Holdings, Inc., a Delaware corporation (the "Company"), USI Funding, Inc., a Delaware corporation ("USI Funding" and together with the Company, each a "Borrower" and, collectively, the "Borrowers") and U.S. Industries, Inc., a Delaware corporation (the "Parent"). I am delivering this opinion in connection with the Credit Agreement dated as of December 12, 1996 (the "Credit Agreement") among the Company, USI Funding, the Parent, the banks listed on the signature pages thereof (the "Banks"), Bank of America National Trust and Savings Association, as Issuing Bank and Swingline Bank (the "Issuing Bank and Swingline Bank"), and as Agent (the "Agent"), and BA Securities, Inc., as Arranger.

            In so acting, I have examined, or caused to be examined by appropriate members of my staff, originals or copies, certified or otherwise identified to my satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following (collectively, the "Documents"): (a) the Credit Agreement, (b) the Senior Notes Documents and (c) such other corporate records, agreements, documents and other instruments and of such certificates or comparable documents of public officials and of officers and representatives of each of the Company, USI Funding and the Parent (each a "Loan Party"), and I have made inquiries of such officers and representatives, as I have deemed relevant and necessary as the basis for the opinions hereinafter set forth.







0000DULA.W51

                                                              EXHIBIT G
                                                              Page 2




            In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

            I have assumed for purposes of the opinion in paragraph 4 below, the due authorization, execution and delivery of the Documents by each party thereto other than the Loan Parties.

            Based on the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

             1. Each of the Company, USI Funding and the Parent (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign corporation and is authorized to do business in every jurisdiction where such qualification or authorization is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to execute, deliver and perform the Documents and each agreement or instrument contemplated thereby, in each case, to which it is or will be party.

             2. The execution, delivery and performance by each Loan Party of the Documents to which such Loan Party is party have been duly authorized by all necessary corporate action, and do not and will not:

             (a) contravene the terms of any of such Loan Party's charter or by-laws;

             (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its property is subject; or

             (c)  violate any Requirement of Law.

            3. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required






0000DULA.W51

                                                              EXHIBIT G
                                                              Page 3




in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Document.

             4. Each of the Documents has been duly executed by the Loan Parties party thereto and constitutes a valid and binding obligation of each Loan Party party thereto, in each case enforceable against such Loan Party in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

             5. To the best of my knowledge, there are no actions, suits, proceedings, claims or disputes pending or overtly threatened at law, in equity, in arbitration or before any Governmental Authority against any Loan Party or any of the properties or assets of any Loan Party which:

             (a) purport to affect or pertain to any Document, or any of the transactions contemplated thereby; or

             (b)  would reasonably be expected to have a Material Adverse
       Effect.

             6. To the best of my knowledge, no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Document.

             7. Neither the Parent nor any Borrower is an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

             The foregoing opinion is subject to the following qualifications:

             (a) I express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which may limit the rate of interest that such Bank may charge or collect.







0000DULA.W51

                                                              EXHIBIT G
                                                              Page 4



             (b) I express no opinion as to the possible applicability to the transactions contemplated by the Documents of Section 548 of the Bankruptcy Code or comparable provisions of other applicable law.

             (c) I wish to point out that the provisions of the Credit Agreement which permit a Bank or the Issuing Bank and Swingline Bank or the Agent to take actions or make determinations or benefit from indemnities and similar undertakings may be subject to requirements that such actions or determinations be made, or that any action or inaction by any Bank, the Issuing Bank and Swingline Bank or the Agent which may give rise to a request for payment under such indemnity or other undertaking, be taken or not taken, reasonably and in good faith.

             (d) I express no opinion as to the last clause of the second sentence of Section 10.01(a) of the Credit Agreement.

             (e) I express no opinion as to Section 10.01(i)of the Credit Agreement.

             I am a member of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

             This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent, except that each lender that becomes a party to the Credit Agreement from time to time in accordance with the provisions of the Credit Agreement may rely upon this opinion to the same extent as if it were specifically addressed and delivered to such lender on the date hereof; provided that I express no opinion as to the effect of events occurring, circumstances arising or changes of law after the date hereof on the opinions set forth herein.

                                Very truly yours,







0000DULA.W51

                                                              EXHIBIT H




                    FORM OF OPINION OF WHITE & CASE



                                                      December 12, 1996



To:   The Agent and the several financial
      institutions (collectively, the "Banks") party to the Credit Agreement referred to below.

      Re: Credit Agreement, dated as of December 12, 1996 (the "Credit Agreement"), among USI AMERICAN HOLDINGS, INC., USI
            FUNDING, INC., U.S. INDUSTRIES, INC., various Banks, BANK
            OF AMERICA NATIONAL TRUST AND SAVINGS
            ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and BA SECURITIES INC., as Arranger

Ladies and Gentlemen:

            We have acted as special counsel to the Agent and the Banks party to the Credit Agreement in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 5.01(d)(iii) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

            In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.




0000DV51.W51

                                                              EXHIBIT H
                                                              Page 2



            We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.

            Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

            We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of any Borrower under the Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations. We understand, without independent verification, that the Banks have satisfied themselves on the basis of, among other things, the financial information furnished to the Banks and their knowledge of the credit facilities available to the Borrowers, that no Borrower is either insolvent or will be rendered insolvent by the transactions contemplated by the Credit Agreement and that, after giving effect to such transactions, each Borrower will not be left with unreasonably small capital with which to engage in its anticipated business and that no Borrower will have intended to incur, nor will have believed it has incurred, debts beyond its ability to pay as such debts mature.

            This opinion is limited to the federal law of the United States of America and the law of the State of New York.

                                Very truly yours,





0000DV51.W51

                                                              EXHIBIT I




                    FORM OF COMPLIANCE CERTIFICATE


            This Compliance Certificate is delivered to you pursuant to Section 7.02(a) of the Credit Agreement, dated as of December 12, 1996 (as amended, supplemented or modified from time to time, the "Credit Agreement"), among USI American Holdings, Inc. (the "Company"), USI Funding, Inc., U.S. Industries, Inc. (the "Parent"), the Banks party thereto, Bank of America National Trust and Savings Association, as Issuing Bank, Swingline Bank and Agent, and BA Securities, Inc., as Arranger. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

            1. I am a duly elected, qualified and acting Responsible Officer of the Company.

            2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as officer of the Company. The matters set forth herein are true to the best of my knowledge after diligent inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

            3. I have reviewed the terms of the Credit Agreement and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

            4. Attached hereto as ANNEX 2 are the computations showing compliance with the covenants specified therein.









0000DULE.W51

                                                              EXHIBIT I
                                                              Page 2




            IN WITNESS WHEREOF, I execute this Certificate this ____ day of ------, ----.


                                    USI AMERICAN HOLDINGS, INC.




                                    By_____________________
                                     Title:







0000DULE.W51

                                                            ANNEX 1 TO
                                                            EXHIBIT I


                         Financial Statements

                             See attached.






0000DULE.W51

                                                             ANNEX 2 to
                                                             Exhibit I







            The information described herein is as of _________, ____, (the "Computation Date") and pertains to the period from __________ __, ____ to _______ __, ____ (the "Measurement Period").

I.    Negative and Financial Covenants

      A.   Indebtedness (Section 8.05)

           Section                                            Amount

           8.05(e)                                            $_____
           8.05(f)(y)                                         $_____
           8.05(f)(z)                                         $_____
           8.05(j)                                            $_____

      B.   Maximum Total Funded Debt

           1.   Consolidated Leverage Ratio
                (Section 8.11(b))

                a.   Total Funded Debt on the last
                     day of the Measurement Period            $_____

                b.   Net Worth on the last day of
                     the Measurement period                   $_____

                c.   Sum of lines a. and b. (Capital)         $_____

                d.   Ratio of line a. to line c.              ____:1







0000DULE.W51

                                                              EXHIBIT J









              FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                between



                               Assignor

                                  and




                               Assignee










                  Entered into as of __________, ____

                            with respect to

                      USI AMERICAN HOLDINGS, INC.

                                  and

                           USI FUNDING, INC.

                           TABLE OF CONTENTS



Section Description                                                Page



1.          Assignment and Assumption...............................  2

2.          Payments................................................  2

3.          Reallocation of Payments................................  3

4.          Independent Credit Decision.............................  3

5.          Assignment Effective Date; Notices......................  3

[6.         Agent..................................................  4]

7.          Withholding Tax.........................................  4

8.          Representations and Warranties..........................  4

9.          Further Assurances......................................  6

10.         Indemnity...............................................  6

11.         Miscellaneous...........................................  6


Schedule I
Schedule II






                                (i)

                                                              EXHIBIT J




              Form of Assignment and Assumption Agreement


            This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of ____________, _____ is made between
     (the "Assignor") and                        (the "Assignee").

                               RECITALS

            WHEREAS, the Assignor is party to that certain Credit Agreement dated as of December 12, 1996 among USI AMERICAN HOLDINGS, INC., (the "Company"), USI FUNDING, INC. (together with the Company, each a "Borrower" and, collectively, the "Borrowers"), U.S. INDUSTRIES, INC. (the "Parent"), the banks party thereto (including the Assignor, the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, BA SECURITIES, INC., as Arranger (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings;

            WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make loans (the "Loans") to the Borrowers [and to issue Letters of Credit for the account of the Borrowers]in an aggregate amount not to exceed ________________________ ($ ) (the "Aggregate Commitment");

            WHEREAS, the Assignor has made Loans in the aggregate principal amount of (i) $____________ to the Company and (ii) $_____________ to USI Funding; and

            WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement, together with a corresponding portion of each of its outstanding Loans, in an amount equal to $ _______________ (the "Assigned Amount") on the terms listed on Schedule I hereto and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;


            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                                                              EXHIBIT J
                                                              Page 2


            1.    Assignment and Assumption.

            (a) With effect on and after the Assignment Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to ____________ percent (___%) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement, any outstanding Loans [and any outstanding amounts under any Letters of Credit]. The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

            (b) With effect on and after the Assignment Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality, with Loans equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

            2.    Payments.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Assignment Effective Date in immediately available funds an amount equal to $ __________________________, representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor to the Borrowers under the Credit Agreement and outstanding on the Assignment Effective Date.

            (b) In the case of any assignment to an Assignee which is not already a Bank, the [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount of $3,000.

            (c) To the extent payment to be made by the Assignee pursuant to
            Section 2(a) hereof is not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due.

                                                              EXHIBIT J
                                                              Page 3

            3.    Reallocation of Payments.

            Any interest, commissions, fees and other payments accrued to but excluding the Assignment Effective Date with respect to the Loans, shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

            4.    Independent Credit Decision.

            The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the financial statements referred to in Section 7.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent, the Issuing Bank, the Swingline Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

            5.    Assignment Effective Date; Notices.

            (a) The effective date for this Agreement shall be _________ (the "Assignment Effective Date"); provided that the following conditions precedent have been satisfied on or before the Assignment Effective
            Date:

            (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

            (ii) the consent of each Borrower, the Agent, the Issuing Bank and/or the Swingline Bank required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Assignment Effective Date;

            (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

                                                              EXHIBIT J
                                                              Page 4


            (iv) the processing fee referred to in Section 2(b) of this Agreement and in Section 12.07(a) of the Credit Agreement shall have been paid to the Agent.

            (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Agent for acceptance and recording by the Agent, the notices, agreements or other documents as may be required under the Credit Agreement.

            [6.   Agent [INCLUDE ONLY IF ASSIGNOR IS AGENT].

            (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

            7.    Withholding Tax.

            The Assignee agrees to comply with Section 4.01(f) of the Credit Agreement to the extent applicable to it as if the date of this Agreement were the "Effective Date" under, and as defined in, the Credit Agreement.

            8.    Representations and Warranties.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid

                                                              EXHIBIT J
                                                              Page 5

            and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Parent or any Borrower or the performance or observance by the Parent or any Borrower of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee of the Loans.

                                                              EXHIBIT J
                                                              Page 6

            9.    Further Assurances.

            The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to any Borrower, the Agent, the Issuing Bank, the Swingline Bank or the Parent which may be required in connection with the assignment and assumption contemplated hereby.

            10.   Indemnity.

            The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and the allocated costs and expenses for in-house counsel) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

            11.   Miscellaneous.

            (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) All communications among the parties or notices in connection herewith shall be in writing (including facsimile transmission or telex) and delivered, telexed or telecopied, addressed as follows:
            (i) if to the Assignor or the Assignee, at their respective addresses set forth on the signature pages hereof and (ii) if to any Borrower, the Issuing Bank, the Swingline Bank or the Agent, at their respective addresses set forth in the Credit Agreement or any other documents or instruments delivered pursuant thereto. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Domestic and Eurodollar Lending Office(s) the offices set forth beneath its name on the signature pages hereof.

                                                              EXHIBIT J
                                                              Page 7

            (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

            (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

            (f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights and obligations hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans attributable thereto in the manner contemplated by the Credit Agreement.

            (g) The Assignor may at any time or from time to time grant to others assignments or participations in the Loans but not in the portions thereof assigned to the Assignee pursuant to this Agreement.

            (h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (i) This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (j) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions

                                                              EXHIBIT J
                                                              Page 8

            and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

            (k) In the event of any inconsistency between the provisions of this Agreement and Schedule I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

            (l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

            (m) The Assignor and the Assignee each hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement, the Credit Agreement, any related documents and agreements or any course of conduct, course of dealing or statements (whether oral or written).

                                                              EXHIBIT J
                                                              Page 9


            IN WITNESS WHEREOF the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                    -----------------------------
                                    Assignor


                                    By:  ________________________
                                    Title:


                                    -----------------------------
                                    Assignee


                                    By:  ________________________
                                    Title:

                                   SCHEDULE I
                                       to
                       Assignment and Assumption Agreement


      1.    Company:

      2.    Date of Credit Agreement:

      3.    Assignor:

      4.    Assignee:

      5.    Date of Assignment Agreement:

      6.    Assignment Effective Date:

                                                                [Outstanding
      7.   Assignee's Share   Commitment                      Letters of Credit]

      (a)   Assignee's Percentage
            Share

      (b)   Assigned Amount

      8.    Fees:                   Payment by Borrower
                                   to Assignee

            Facility Fee

      9.    Interest:                 Payment by Borrower
                                          to Assignee

      (i)   Base Rate Loan

      (ii)  Eurodollar Loan

      10.   Payment Instructions:

            Assignor:

            Assignee:

      11.   Assignee's Notice:
               Instructions

      12.   Other Information:

                              SCHEDULE II
              Form of Notice of Assignment and Acceptance


                                                       ----------, ----



Bank of America National Trust
  and Savings Association,
  as Agent
1455 Market Street, 13th Floor
San Francisco, California  94103
Attention:  Agency Administrative Services #5596

USI American Holdings, Inc.
101 Wood Avenue South
Iselin, New Jersey  08830

USI Funding, Inc.
101 Wood Avenue South
Iselin, New Jersey 08830


Attention:  ___________________

Ladies and Gentlemen:

            We refer to the Credit Agreement dated as of December 12, 1996 (the "Credit Agreement") among USI AMERICAN HOLDINGS, INC. (the "Company"), USI FUNDING, INC. (together with the Company, each a "Borrower" and, collectively, the "Borrowers"), U.S. INDUSTRIES, INC. (the "Parent"), the Banks party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Issuing Bank, Swingline Bank and Agent, and BA SECURITIES, INC., as Arranger. Terms defined in the Credit Agreement are used herein as therein defined.

            1. We hereby give you notice of, and request the consent of each Borrower and the Agent to the assignment by _______________ (the "Assignor") to _______________ (the "Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement and all outstanding Loans [and outstanding amounts under any Letters of Credit] made by the Assignor.

                                                            SCHEDULE II
                                                              Page 2




            2. The Assignee agrees that, upon receiving the consent of the Company and the Agent to such assignment and from and after the Assignment Effective Date (under, and as defined in, the relevant Assignment Agreement), the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

            3.    The following administrative details apply to the Assignee:

            (A)   Lending Office:

                        Assignee name:  ___________________
                        Address:  _________________________
                        Attention:  _______________________
                        Telephone:  (   )__________________
                        Telecopier: (   )__________________
                        Telex (Answerback):  ______________

            (B)   Notice Address:

                       Assignee name: ____________________
                       Address: __________________________
                       Attention: ________________________
                        Telephone:  (   )___________________
                        Telecopier: (   )___________________
                       Telex (Answerback): _______________

            (C)   Payment Instructions:

                      Account No.: _______________________
                      At: ________________________________
                      Reference: _________________________
                      Attention: _________________________

                                                            SCHEDULE II
                                                              Page 3




            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                Very truly yours,

                               [Name of Assignor]


                                    By:________________________
                                     Title:


                               [Name of Assignee]


                                    By:________________________
                                     Title:


USI AMERICAN HOLDINGS, INC. hereby consents to the foregoing assignment:


USI AMERICAN HOLDINGS, INC.


By:______________________________
   Title:


USI FUNDING, INC. hereby consents to the foregoing assignment:

                                                            SCHEDULE II
                                                              Page 4




USI FUNDING, INC.


By:______________________________
   Title:


CONSENT:


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Agent


By:________________________________
   Title:


   Title: